UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ENTERCOM COMMUNICATIONS CORP.

(Name of Registrant as Specified In Its Charter)

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ENTERCOM COMMUNICATIONS CORP.

401 E. City Avenue, Suite 809

Bala Cynwyd, Pennsylvania 19004

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Entercom Communications Corp. (the “Company”) will be held at Hotel Sofitel Philadelphia, 120 S. 17th Street, Philadelphia, PA 19103 on Wednesday, May 16, 2018 at 8:30 a.m. (the “Annual Meeting”), for the following purposes:

1.	To elect one Class A Director, in Board Class I, for a three year term expiring at the 2021 annual meeting of shareholders or until such Director’s successor is duly elected and qualified;

2.	To elect one other Director, in Board Class I, for a three year term expiring at the 2021 annual meeting of shareholders or until such Director’s successor is duly elected and qualified;

3.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018; and

4.	To transact such other business as may properly come before the Annual Meeting and/or any adjournments thereof.

If you were a shareholder of record of our Class A Common Stock, par value $0.01 per share, or Class B Common Stock, par value $0.01 per share, at the close of business on March 19, 2018, you may vote at the Annual Meeting.

In the event a quorum is not present at the Annual Meeting and such meeting is adjourned to a later date at least fifteen days after the initial date of the Annual Meeting, then those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matters to be considered.

By Order of the Board of Directors,

Andrew P. Sutor, IV Secretary

Bala Cynwyd, Pennsylvania

March 29, 2018

ENTERCOM COMMUNICATIONS CORP.

401 E. City Avenue, Suite 809

Bala Cynwyd, Pennsylvania 19004

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 16, 2018

The Annual Meeting of Shareholders of Entercom Communications Corp. will be held at Hotel Sofitel Philadelphia, 120 S. 17th Street, Philadelphia, PA 19103 on Wednesday, May 16, 2018 at 8:30 a.m.

ABOUT THIS PROXY STATEMENT

Our Board of Directors has sent you this proxy statement to solicit your vote at the 2018 Annual Meeting of Shareholders, including any adjournment or postponement thereof (the “Annual Meeting”). We will pay all expenses incurred in connection with this proxy solicitation. In addition to mailing this proxy statement to you, we have hired D.F. King & Co., Inc., a division of American Stock Transfer & Trust Company, LLC, to be our proxy solicitation agent for a fee of approximately $6,500 plus expenses. We also may make solicitations by telephone, facsimile or other forms of communication. Brokers, banks and other nominees who hold our stock for other beneficial owners will be reimbursed by us for their expenses related to forwarding our proxy materials to the beneficial owners.

In this proxy statement we summarize information that we are required to provide to you under the Securities and Exchange Commission rules. This proxy statement is designed to assist you in voting your shares. The proxy materials are first being mailed on or about March 29, 2018 to all shareholders of record of our Class A and Class B Common Stock, par value $0.01 per share, at the close of business as of March 19, 2018. Unless the context requires otherwise, all references in this proxy statement to Entercom Communications Corp., “Entercom,” “we,” “us,” “our” and similar terms, refer to Entercom Communications Corp. and its consolidated subsidiaries.

INTERNET AVAILABILITY OF PROXY MATERIAL

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 16, 2018. The Proxy Statement and Annual Report are available at www.entercom.com/investors. Select “Proxy Material.”

PROPOSALS

At the Annual Meeting, our shareholders will be asked to vote upon the following Proposals:

•	Proposal 1: Election of a Class A Director in Board Class I. Our Board of Directors has nominated the following person to stand for election as a Class A Director in Board Class I with a three year term expiring at the 2021 Annual Meeting or until such Director’s successor is duly elected and qualified: David Levy.

•	Proposal 2: Election of another Director in Board Class I. Our Board of Directors has nominated the following person to stand for election as a Director in Board Class I with a three years term expiring at the 2021 Annual Meeting or until such Director’s successor is duly elected and qualified: Stefan M. Selig.

•	Proposal 3: Ratification of the Selection of Independent Registered Public Accounting Firm. The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018, and is proposing that the shareholders ratify such selection.

INFORMATION ABOUT VOTING

Record Holders. If you are a shareholder of record of our Class A Common Stock as of the close of business on March 19, 2018, you may vote your shares:

•	By Proxy: You may vote your shares via a toll-free telephone number (1-800-PROXIES (1-800-776-9437)) or over the Internet (www.voteproxy.com) as instructed in the Notice of Internet Availability of Proxy Materials. If you provide a proxy without indicating how you wish to vote, all of your shares will be voted at the discretion of your proxies on any matter that may be properly brought before the Annual Meeting, except to the extent such discretionary voting is not permitted by any applicable rules or regulations.

•	In Person: You may attend the Annual Meeting and vote in person.

If you are a shareholder of record of our Class B Common Stock as of the close of business on March 19, 2018, you may vote your shares:

•	By Proxy: You can vote by completing, signing and dating the enclosed proxy card and returning it to us by mail in the envelope provided. The instructions for voting are contained on the enclosed proxy card. The individuals named on the card are your proxies. They will vote your shares as you indicate. If you provide a proxy without indicating how you wish to vote, all of your shares will be voted at the discretion of your proxies on any matter that may be properly brought before the Annual Meeting, except to the extent such discretionary voting is not permitted by any applicable rules or regulations.

•	In Person: You may attend the Annual Meeting and vote in person.

You may revoke your proxy before it is voted at the meeting if you: (i) send a written notice of revocation dated after the proxy date to our Corporate Secretary; (ii) send our Corporate Secretary a later dated proxy for the same shares of Common Stock; or (iii) attend the Annual Meeting and vote in person.

The address for our Corporate Secretary is Entercom Communications Corp., 401 E. City Avenue, Suite 809, Bala Cynwyd, Pennsylvania, 19004, Attention: Andrew P. Sutor, IV, Secretary.

Beneficial Holders. If you are not a shareholder of record of our Class A Common Stock and instead hold your shares in “street name” (i.e., in the name of a bank, broker or other holder of record), you may receive a Notice of Internet Availability of Proxy Materials from the holder of record containing instructions that you must follow in order for your shares to be voted. Certain of these institutions offer telephone and Internet voting.

VOTING SECURITIES

Our Amended and Restated Articles of Incorporation (the “Charter”) provide that each share of Class A Common Stock is entitled to one vote and that each share of Class B Common Stock is entitled to ten votes, except: (i) any share of Class B Common Stock not voted by either Joseph M. Field or David J. Field, in their own right or pursuant to a proxy, is entitled to one vote; (ii) the holders of Class A Common Stock, voting as a single class, are entitled to elect two Class A Directors; (iii) each share of Class B Common Stock is entitled to one vote with respect to certain “Going Private Transactions” (as defined in the Charter); and (iv) as required by law. Therefore:

•	Shareholders of our Class A Common Stock at the close of business on March 19, 2018 will be entitled to vote on Proposals 1 through 3.

•	Shareholders of our Class B Common Stock at the close of business on March 19, 2018 will only be entitled to vote on Proposals 2 through 3.

At the close of business on March 19, 2018, there were 137,410,963 outstanding shares of Class A Common Stock, which include 3,233,185 shares that are either unvested restricted stock or vested but deferred shares of restricted stock (neither of which has the right to vote). As a result, as of the close of business on March 19, 2018, there were 134,177,778 shares of our outstanding shares of Class A Common Stock entitled to vote at the Annual Meeting. In addition, at the close of business on March 19, 2018, there were 4,045,199 outstanding shares of our Class B Common Stock and no outstanding shares of our Class C Common Stock. Each share of Class B Common Stock voted by Joseph M. Field or David J. Field with respect to any proposal other than Proposal 1 (with respect to which Class B shares cannot vote) is entitled to ten votes. Holders of our Class C Common Stock, of which there are none, would not be entitled to vote on these proposals.

INFORMATION ABOUT QUORUM AND REQUIRED VOTES

The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter or proposal to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter or proposal. Assuming a quorum is present, votes on the proposals will be tallied as follows:

•	Proposal 1: Election of a Class A Director in Board Class I. The person nominated as a Class A Director in Board Class I receiving the most votes from shares of Class A Common Stock will be elected.

•	Proposal 2: Election of another Director in Board Class I. The person nominated as a Director in Board Class I (other than a person nominated a Class A Director in Board Class I) receiving the most votes from all shares of Class A Common Stock and Class B Common Stock will be elected.

•	Proposal 3: Ratification of the Selection of Independent Registered Public Accounting Firm. The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018, requires the affirmative vote from a majority of the votes of all shares of Class A Common Stock and Class B Common Stock that are present in person or by proxy and are voting on such proposal.

In the event a quorum is not present at the meeting and such meeting is adjourned to a later date at least fifteen days after the initial date of the meeting, then those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matters to be considered.

Unless otherwise required by our Bylaws or by applicable law, approval of any other matter properly presented for a vote at the meeting will require the affirmative vote of a majority of the votes cast by all holders of Class A Common Stock and Class B Common Stock present in person or by proxy; provided that if any shareholders are entitled to vote thereon as a class, such approval will require the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class who are present in person or by proxy.

Shares of our common stock represented by proxies that are marked “withhold authority” or are marked “abstain,” or which constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum. Broker non-votes occur when a nominee holding shares of our common stock for a beneficial owner has not received voting instructions from the beneficial owner and such nominee does not possess, or chooses to not exercise, discretionary authority with respect thereto.

Generally, with respect to any matter to be decided by a plurality (such as the election of Directors) or a majority of the votes cast at the meeting, proxies marked “withhold authority” or marked “abstain,” or which constitute broker non-votes will not be counted for the purpose of determining the number of votes cast at the meeting and will have no effect on the outcome of such vote.

INFORMATION TO RELY UPON WHEN CASTING YOUR VOTE

You should rely only on the information contained in this proxy statement. We have not authorized anyone to give any information or to make any representations in connection with this proxy solicitation other than those contained in this proxy statement. You should not rely on any information or representation not contained in this proxy statement. You should not infer under any circumstances that because of the delivery to you of this proxy statement there has not been a change in the facts set forth in this proxy statement or in our affairs since the date of this proxy statement. This proxy statement does not constitute a solicitation by anyone in any jurisdiction in which the solicitation is not authorized or in which the person making the solicitation is not qualified to do so or to anyone to whom it is unlawful to make a solicitation.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the accompanying material may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future results and events. You can identify these forward-looking statements by our use of words such as “anticipates,” “believes,” “continues,” “expects,” “intends,” “likely,” “may,” “opportunity,” “plans,” “potential,” “project,” “will,” and similar expressions, whether in the negative or the affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations. These forward-looking statements are subject to risks, uncertainties and other factors, some of which are beyond our control, which could cause actual results to differ materially from those forecasted or anticipated in such forward-looking statements.

You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this proxy statement. We undertake no obligation to update these statements or publicly release the result of any revisions to these statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

PROPOSALS

PROPOSAL 1

ELECTION OF A CLASS A DIRECTOR IN BOARD CLAS I

DESCRIPTION OF PROPOSAL

One Class A Director in Board Class I will be elected at the 2018 Annual Meeting to serve until the 2021 Annual Meeting or until such Director’s successor is duly elected and qualified. The Class A nominee to Board Class I of our Board of Directors is David Levy. Mr. Levy has consented to serve if elected, but should such nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by our Board of Directors.

BOARD OF DIRECTORS’ NOMINEE FOR CLASS A DIRECTOR IN BOARD CLASS I

• David Levy – Director. David Levy (age 55) has served as one of Entercom’s directors since May 2015. Since 2013, Mr. Levy has served as President of Turner Broadcasting System, Inc. where he oversees all creative and business activity of the Turner signature entertainment networks TBS, TNT, Turner Classic Movies, truTV, Cartoon Network, Boomerang and Adult Swim, and their digital brand extensions, as well as Turner Sports. Additionally, Mr. Levy is responsible for overseeing domestic ad sales and distribution revenue for Turner’s portfolio of networks including TNT, TBS, CNN, HLN, TCM, Cartoon Network, Adult Swim, Boomerang, truTV and CNN Airport Network. Mr. Levy had previously served as President, Sales, Distribution and Sports for Turner since 2003. Mr. Levy also currently serves on the board of Duplication Services Inc., a privately owned company. Mr. Levy has a B.S. from Syracuse University – Martin J. Whitman School of Management.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors unanimously recommends that you vote “FOR” such nominee listed above.

In nominating the present slate of Directors to be considered at the 2018 Annual Meeting, our Board and our Nominating/Corporate Governance Committee considered the following specific experience, qualifications, attributes or skills in concluding that each such nominee should continue to serve as a Director of the Company:

David Levy has served as one of our Directors since May 2015. Mr. Levy has significant experience in the media industry, presently serving as the President of Turner Broadcasting System, and having previously served as President, Sales Distribution and Sports for Turner since 2003.

PROPOSAL 2

ELECTION OF ANOTHER DIRECTOR IN BOARD CLASS I

DESCRIPTION OF PROPOSAL

In addition to the one Class A Director, another Director in Board Class I will be elected at the 2018 Annual Meeting to serve until the 2021 Annual Meeting or until such Director’s successor is duly elected and qualified. The nominee to Board Class I of our Board of Directors is Stefan M. Selig. Mr. Selig has consented to serve if elected, but should such nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by our Board of Directors.

BOARD OF DIRECTORS’ NOMINEE FOR CLASS I OF THE BOARD OF DIRECTORS

• Stefan M. Selig – Director. Stefan M. Selig (age 54) has served as one of Entercom’s directors since November 2017. Mr. Selig is the founder of BridgePark Advisors LLC, a firm which provides personalized strategic advice on a broad range of critical business and financial issues and transaction execution. Mr. Selig served as Under Secretary of Commerce for International Trade at the U.S. Department of Commerce from June 2014 to June 2016, and during this period headed the International Trade Administration, a global bureau of more than 2,200 trade and investment professionals. During this period, he also served as the Executive Director of the Travel and Tourism Advisory Board, sat on the board of directors of the Overseas Private Investment Corporation, was a Commissioner for the Congressional Executive Commission on China and was the Executive Director of the President’s Advisory Council on Doing Business in Africa. Prior to that, he held various senior level leadership positions at Bank of America Merrill Lynch beginning in 1999, including being the Executive Vice Chairman of Global Corporate & Investment Banking from 2009 to 2014, and prior to that, he was Vice Chairman of Global Investment Banking and Global Head of Mergers & Acquisitions. Mr. Selig has an MBA from Harvard Business School and a BA from Wesleyan University. Mr. Selig serves on the Board of Directors of Simon Property Group and Safety, Income & Growth, Inc.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors unanimously recommends that you vote “FOR” such nominee listed above.

In nominating the present slate of Directors to be considered at the 2018 Annual Meeting, our Board and our Nominating/Corporate Governance Committee considered the following specific experience, qualifications, attributes or skills in concluding that each such nominee should continue to serve as a Director of the Company:

Stefan M. Selig has served as one of our Directors since November 2017. Mr. Selig’s unique background in finance, mergers and acquisitions and commerce are is suited to help guide the Company as its works towards a successful integration of its recently completed acquisition of CBS Radio.

PROPOSAL 3

RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

DESCRIPTION OF PROPOSAL

The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018, and is proposing that the shareholders ratify such selection. Although ratification is not required by law, the Audit Committee believes that our shareholders should be given an opportunity to express their views on the subject. SEC Rule 10A-3(b)2 requires that the audit committee “must be directly responsible for the appointment... of any registered public accounting firm.” Since the Audit Committee cannot abdicate this authority to the shareholders, the ratification of the selection is not binding. Any failure of the shareholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm would, however, be considered by the Audit Committee in determining whether to continue the engagement of PricewaterhouseCoopers LLP.

INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”) has served as our independent registered public accounting firm since June 2002. Our Audit Committee has appointed PwC to serve as our independent registered public accounting firm for the year ending December 31, 2018. It is anticipated that a representative of PwC will attend the annual meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of shareholders.

Principal Accounting Firm Fees and Expenses. The following table sets forth the aggregate fees and expenses billed to us by PwC, our principal accounting firm, for the years ended December 31, 2017 and December 31, 2016:

	December 31, 2017		December 31, 2016
	(amounts in thousands)
Audit Fees	$2,730	(1)	$921	(1)
Audit-Related Fees	$780	(2)	$—
Tax Fees	$402	(3)	$—
All Other Fees	$3	(4)	$2	(4)

TOTAL	$3915		$923

(1)	Audit fees for professional services rendered in 2017 and 2016 included: (i) the audit of our annual financial statements and our internal control over financial reporting; (ii) reviews of the financial statements included in our Quarterly Reports on Form 10-Q; and (ii) procedures related to the Form S-4 and S-8 filings. Amounts also included the reimbursement of expenses incurred by our accounting firm in connection with their performance of such professional services.
(2)	Audit-related fees for professional services rendered in 2017 included: (i) due diligence services provided in connection with the CBS Radio acquisition and (ii) internal control reviews related to the planned adoption of the new revenue recognition standard in 2018.
(3)	Tax fees for professional services rendered in 2017 included tax consulting services rendered in connection with the acquisition of CBS Radio and the related debt refinancing.
(4)	Other fees included fees for a subscription service for PwC’s accounting guidance and automated disclosure checklist.

Utilization of De Minimis Approval Exemption. Zero percent of the Principal Accounting Firm Fees listed above were approved under the approval provisions of Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Pre-Approval Policies. The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors since, under the amended and restated Audit Committee Charter, all auditor engagements must be approved in advance by the Audit Committee.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2018.

MANAGEMENT INFORMATION

BOARD OF DIRECTORS

Presently, there are ten members of our Board of Directors, including both of the nominees named herein. Eight of our ten Directors are neither our officers nor employees. Our Board of Directors is classified into three Board Classes as follows:

Class I Directors (expiring at 2018 annual meeting)	Leslie Moonves Joseph R. Ianniello David Levy, Class A Director Stefan M. Selig

Class II Directors (expiring at 2019 annual meeting)	Mark R. LaNeve, Class A Director Sean R. Creamer Joel Hollander

Class III Directors (expiring at 2020 annual meeting)	Joseph M. Field David J. Field David J. Berkman

Directors Leslie Moonves and Joseph R. Ianniello have each executed and delivered an irrevocable letter of resignation from the Company’s Board of Directors effective upon the earlier of: (a) six months after the closing date of the CBS Radio Merger (as defined herein) and (b) the day prior to the 2018 Annual Meeting. On February 12, 2018, our Board of Directors reduced the number of Directors from ten to eight, effective upon such resignations. Our present directors include:

• David J. Field – Director, Chairman, President & Chief Executive Officer. David J. Field (age 55) has served as our Chairman since 2017, our Chief Executive Officer since 2002, our President since 1998, and one of our Directors since 1995. Mr. Field is our Principal Executive Officer. He also served as our Chief Operating Officer from 1996 to 2002 and Chief Financial Officer from 1992 to 1998. Mr. Field served as Vice President-Operations and Chief Financial Officer from 1992 to 1995 and Senior Vice-President-Operations and Chief Financial Officer from 1995 to 1996. Mr. Field served as Chairman of the Radio Board of the National Association of Broadcasters from 2005 to 2007. Mr. Field also currently serves on the boards of directors of National Association of Broadcasters, the National Constitution Center, and The Wilderness Society. He has a B.A. from Amherst College and an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Field was named the 2006 and 2017 Radio Executive of the Year by Radio Ink Magazine, and a “Giant in Broadcasting” in 2017 by the International Radio & Television Society. In 2017, Mr. Field received the National Association of Broadcasters’ National Radio Award. He is a three-time recipient of Institutional Investor Magazine’s “Best CEO’s in America.” Mr. Field is the son of Joseph M. Field.

• Joseph M. Field – Chairman Emeritus & Director. Joseph M. Field (age 86) founded Entercom in 1968 and has served as a Director since our inception. Mr. Field served as our Chairman from our inception until 2017, our Chief Executive Officer from our inception until 2002 and as our President from our inception until 1998. Before entering the broadcasting business, he practiced law for 14 years in New York (including service as an Assistant United States Attorney) and Philadelphia. Mr. Field served on the board of directors of the National Association of Broadcasters for the years 1992 through 1996. Mr. Field currently serves on the boards of directors of the Broadcasters’ Foundation, the Philadelphia Orchestra Association, The Mary Louise Curtis Bok Foundation, The Settlement Music School, The National Liberty Museum, The Philadelphia Chamber Music Society and The Foreign Policy Research Institute and of The Philadelphia Chamber Music Society. In addition, he serves on the Advisory Board of the University of Pennsylvania’s Field Center for Children’s Policy, Practice & Research. Mr. Field has a B.A. from the University of Pennsylvania, an L.L.B. from Yale Law School and a D.M. from the Curtis Institute of Music. Mr. Field is the father of David J. Field.

• David J. Berkman – Director and independent Lead Director. David J. Berkman (age 56) has served as one of our Directors since the consummation of our initial public offering in January 1999 and has served as our independent Lead Director since October 2017. Since January 2000, Mr. Berkman has served as the Managing Partner of Associated Partners, LP, a private equity firm primarily engaged in telecommunications infrastructure investments. He also serves on the boards of directors of Hamilton Lane Inc. and Franklin Square Holdings, LP. Civically, Mr. Berkman serves on the Board of Overseers of the University of Pennsylvania School of Engineering and Science. Mr. Berkman has a B.S. from the Wharton School of the University of Pennsylvania.

• Sean R. Creamer – Director. Sean R. Creamer (age 53) has served as one of Entercom’s directors since November 2017. Since April 2016, Mr. Creamer has been Executive Vice President, Chief Financial Officer and a member of the board of directors of Merkle Inc. Formerly, he was Executive Vice President and Chief Financial Officer of The Madison Square Garden Company (“MSG”) from 2014 to 2015. Prior to that, he served as President and Chief Executive Officer of Arbitron Inc. (now known as Nielsen Audio) from 2012 to 2014, its Executive Vice President and Chief Operating Officer from 2011-2012, and various other financial leadership positions (including Chief Financial Officer) at Arbitron beginning in 2005. Mr. Creamer has an MST (Masters of Science in Taxation) from Georgetown University and a BS from St. Joseph’s University. Mr. Creamer serves on the Board of Director of Walden University (a wholly owned subsidiary of Laureate Education Inc.) and on the Board of Trustees of Gonzaga College High School.

• Joel Hollander – Director. Joel Hollander (age 62) has served as one of our Directors since November 2013.    Since May 2007, Mr. Hollander has been serving as President and Chief Executive Officer of 264 Echo Place Partners, an investment advisory firm. Mr. Hollander previously served as President and Chief Executive Officer of CBS Radio from 2002 until 2007. Prior to joining CBS Radio, Mr. Hollander was Chairman and Chief Executive Officer of Westwood One, a radio program syndication company. Mr. Hollander also currently serves on the Merrill Lynch Client Advisory Board, as well as on the boards of directors of The C. J. Foundation for SIDS, the Salem Red Sox, RiverSpring Health Center and the Hackensack Medical Center. Mr. Hollander has a B.S. in Communication and Media Studies from Indiana State University.

• Joseph R. Ianniello – Director. Joseph R. Ianniello (age 50) has served as one of our Directors since November 17, 2017 and has resigned from our Board effective on the day prior to the 2018 Annual Meeting of Shareholders. Mr. Ianniello has served as the Chief Operating Officer of CBS Corporation since June 2013, and, prior to that, its Executive Vice President and Chief Financial Officer since August 2009. Previously, Mr. Ianniello served as Deputy Chief Financial Officer of CBS since November 2008, and prior to that, in various executive and finance positions at CBS since 2000. During the past five years, he was also a director of CBS Outdoor Americas Inc. (currently known as Outfront Media Inc.).

• Mark R. LaNeve – Class A Director. Mark R. LaNeve (age 59) has served as one of Entercom’s directors since March 2014. Since January 2015, Mr. LaNeve has been serving as Vice President, U.S. Marketing, Sales and Service of the Ford Motor Company. From August 2012 through January 2014, Mr. LaNeve served as Chief Operating Officer of Global Team Ford, an agency that serves as the marketing and advertising agency for the Ford Motor Company and the Ford and Lincoln brands on a global basis. Global Team Ford is part of the WPP Group, a multinational advertising and public relations company. Mr. LaNeve was previously with Allstate Insurance Corporation where he served as Senior Executive Vice President (January 2011–February 2012) and Chief Marketing Officer (October 2009–February 2012). Prior to joining Allstate, Mr. LaNeve was Vice President of Sales, Service and Marketing at General Motors Corporation (September 2004–January 2009). Mr. LaNeve is involved with various organizations that assist people affected by autism and sits on the board of Eton Academy for different learners in Birmingham, Michigan. He also serves on the board of Angel’s Place, a non-profit organization that provides people-centered services, including homes and professional support for adults with developmental disabilities. Mr. LaNeve has a B.A. in Marketing from the University of Virginia.

• David Levy – Class A Director / Nominee. See Proposal 1 above.

• Leslie Moonves – Director. Leslie Moonves (age 68) has served as one of our Directors since November 17, 2017 and has resigned from our Board effective on the day prior to the 2018 Annual Meeting of Shareholders. Mr. Moonves has served as Chairman of the Board of Directors of CBS Corporation since February 3, 2016, and President and Chief Executive Officer and a Director of CBS since January 2006. Previously, Mr. Moonves served as Co-President and Co-Chief Operating Officer of former Viacom Inc. since June 2004. Prior to that, he served as Chairman and Chief Executive Officer of CBS Broadcasting since 2003 and as its President and Chief Executive Officer since 1998. Mr. Moonves joined former CBS Corporation in 1995 as President, CBS Entertainment. Prior to that, Mr. Moonves was President of Warner Bros. Television since July 1993. During the past five years, he was also a director of CBS Outdoor Americas Inc. (currently known as Outfront Media Inc.) and KB Home.

• Stefan M. Selig –Director / Nominee. See Proposal 2 above.

Director Independence.

Our Board of Directors determined that each of David J. Berkman, Sean R. Creamer, Joel Hollander, Joseph R. Ianniello, Mark R. LaNeve, David Levy, Leslie Moonves and Stefan M. Selig has no material relationship with the Company and each is therefore an “independent director” as defined by Section 303A.02 of the listing standards of the New York Stock Exchange. We have not made any charitable contributions to any charitable organization in which a Director serves as an executive officer where, within the preceding three years, contributions in any single year exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

Committees of our Board of Directors.

• Audit Committee. The Audit Committee consists of Joel Hollander, Chairman, David J. Berkman and Sean R. Creamer. On February 12, 2018, Mr. Creamer replaced Mark R. LaNeve as a member of the Audit Committee. The Audit Committee met six times in 2017. The Audit Committee informally engages in discussions with management throughout the year. A copy of the Amended and Restated Audit Committee Charter is posted on our website located at www.entercom.com/investors (Select “Governance”). Each member of the Audit Committee is independent as defined in Section 303A.02 of the listing standards of the New York Stock Exchange. No audit committee member simultaneously serves on the audit committees of more than three public companies.

Audit Committee Financial Expert. Our Board of Directors has determined that Joel Hollander is an Audit Committee Financial Expert. Mr. Hollander is “independent” as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

• Compensation Committee. The Compensation Committee consists of David J. Berkman, Chairman, Joel Hollander and Mark R. LaNeve. The Compensation Committee met seven times in 2017. The Compensation Committee informally engages in discussions with management throughout the year. A copy of the Amended and Restated Compensation Committee Charter is posted on our website located at www.entercom.com/investors (Select “Governance”). Each member of the Compensation Committee is independent as defined in Section 303A.02 of the listing standards of the New York Stock Exchange.

The Compensation Committee conducts a general review of our compensation plans to ensure that they meet corporate objectives, including review and approval of all compensation paid to our executive officers. The responsibilities of the Compensation Committee also include administering and interpreting the Entercom Equity Compensation Plan, including selecting the officers, employees and other qualified recipients who will be granted awards thereunder. A narrative description of our Compensation Committee’s processes and procedures for the consideration and determination of executive and Director compensation is contained in the Compensation Discussion and Analysis in this Proxy Statement.

During 2017, neither the Company nor the Compensation Committee utilized any other compensation consultant in determining or recommending the amount or form of executive or Director compensation other than in a role limited to: (a) consulting on broad-based plans that do not discriminate in scope, terms, or operation in favor of our executive officers or Directors, and that are available generally to all salaried employees; or (b) providing information that either is not customized for us or that is customized based on parameters that are not developed by the compensation consultant and about which the compensation consultant does not provide advice.

Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee was at any time one of our officers or employees. None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as members of our Board of Directors or Compensation Committee.

• Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee consists of Joel Hollander, Chairman, David J. Berkman, David Levy and Stefan M. Selig. On February 12, 2018, Mr. Selig was added as a member of the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee met three times in 2017. The Nominating/Corporate Governance Committee informally engages in discussions with management throughout the year. A copy of the Amended and Restated Nominating/Corporate Governance Committee Charter is posted on our website located at www.entercom.com/investors (Select “Governance”).

The Nominating/Corporate Governance Committee is responsible for the recommendation of criteria for selection of Board members and assisting our Board of Directors in identifying candidates. The Nominating/Corporate Governance Committee will consider nominees recommended by shareholders. Shareholders should submit any such recommendations to our Corporate Secretary. In addition, shareholders may make their own director nominations in accordance with the procedures for Shareholder Director Nominations described in this Proxy Statement under the heading “Shareholder Proposals For 2019 Annual Meeting.”

The Nominating/Corporate Governance Committee has not established any specific minimum qualifications that must be met by a Committee-recommended nominee for a position on our Board of Directors. While the Nominating/Corporate Governance Committee has not established any requirement to consider diversity in identifying nominees for Director, our Corporate Governance Guidelines provide that the Nominating/Corporate Governance Committee may consider differences of viewpoint, professional experience, education, skill and other individual qualities and attributes.

The Nominating/Corporate Governance Committee identifies prospective candidates for recommendation to our Board of Directors upon recommendations from other Directors, management and our shareholders. In addition, the Nominating/Corporate Governance Committee has in the past retained the services of a professional search firm to identify prospective candidates. The Nominating/Corporate Governance Committee does not have a formal review policy for prospective Committee-recommended nominees.

Each of the nominees was elected by the shareholders at the previous annual meeting of shareholders.

• Executive Committee. The Executive Committee consists of David J. Field, Chairman, Joseph M. Field, David J. Berkman and David Levy. On February 12, 2018, Mr. Levy was added as a member of the Executive Committee. The Executive Committee did not meet in 2017. The Executive Committee has the authority to approve acquisitions and expenditures for certain radio and radio related synergistic investments subject to pre-defined size limits.

Board Leadership Structure and Risk Oversight

Joseph M. Field served as our Chairman since our inception in 1968 through the completion of our merger with CBS Radio Inc. on November 17, 2017 (the “CBS Radio Merger”). Joseph M. Field served as our Chief Executive Officer from our inception until 2002. Upon completion of the CBS Radio Merger, David J. Field was elected as our Chairman. David J. Field was elected as our Chief Executive Officer in 2002. While the roles of CEO and Chairman were split from 2002 through 2017, we do not have a policy requiring the bifurcation of these two positions.

On July 18, 2017, our Board approved two amendments to our Company’s Corporate Governance Guidelines. Specifically, the Board approved: (i) a Director share ownership requirement; and (ii) a mechanism for the Board to appoint an independent Lead Director. These new provisions provide:

Section 1.1.l. Stock Ownership. The Company believes that it is important for its directors to retain meaningful equity stakes in the Company so that the interests of the Company’s Directors remain aligned with the interests of its shareholders over time. Accordingly, each of the Company’s non-employee directors is expected to acquire and continually hold equity interests representing at least three times the annual cash retainer paid to each director by the later of (a) the third anniversary of director service; or (b) three years from July 18, 2017. Once the required objective ownership has been achieved the target will be deemed to be continuously met regardless of future share price fluctuations and provided that the ownership of the shares utilized to meet the target are maintained.

and

Section 1.1.s. Independent Lead Director. The Board of Directors may appoint an independent “Lead Director.” The responsibilities of the Lead Director will include, but are not limited to: presiding at all meetings of the Board at which the Chairman is not present, chairing executive sessions of the Board, serving as the principal liaison between the Chairman and the independent directors, approving information sent to the Board, approving meeting agendas for the Board, and approving Board meeting schedules to ensure that there is sufficient time for discussion of all agenda items. The Lead Director shall have the authority to call meetings of the independent directors. If requested by major shareholders, the Lead Director shall ensure that he or she is available for consultation and direct communication.

On October 25, 2017, our Board appointed David J. Berkman to serve as the independent Lead Director of our Board of Directors.

As of March 19, 2018, Joseph M. Field, our Chairman Emeritus, beneficially owned 6,154,012 shares of our Class A common stock; and 3,295,949 shares of our Class B common stock, representing approximately 22.4% of the total voting power of all of our outstanding common stock. As of March 19, 2018, David J. Field, our Chairman, President and Chief Executive Officer, one of our directors and the son of Joseph M. Field, beneficially owned 3,318,409 shares of our Class A common stock and 749,250 shares of our Class B common stock, representing approximately 6.2% of the total voting power of all of our outstanding common stock. Joseph M. Field and David J. Field, beneficially own all outstanding shares of our Class B common stock. Other members of the Field family and trusts for their benefit also own shares of Class A common stock.

In accordance with NYSE requirements, our Audit Committee’s charter provides that it is responsible for discussing with management our policies with respect to risk assessment and risk management. In addition, our Audit Committee also discusses with management our significant risk exposures (including financial and cyber risks) and the actions management has taken to limit, monitor or control such exposures. While the Audit Committee has primary responsibility for overseeing risk management, our entire Board of Directors is actively involved in overseeing risk management for the Company. The full Board also engages in periodic discussions with our CEO, CFO, and other company officers as the board may deem appropriate. In addition, each of our board committees considers the risks within its area of responsibilities. We believe that the leadership structure of our board supports the Board’s effective oversight of the Company’s risk management.

Director Meeting Attendance.

• Committee and Board Meetings. Our Board met fourteen times in 2017. Each incumbent Director who served during the last full year attended at least 75% of the aggregate of the meetings of both our Board and the meetings of the committee(s) on which such Director served during 2017.

• Annual Shareholders’ Meetings. We do not maintain a policy regarding Director attendance at our Annual Meeting of shareholders. At the 2017 Annual Meeting of shareholders, all Directors elected at such meeting were present.

Non-Management Directors

• Meetings. Our non-management Directors regularly meet in executive sessions. At these meetings, David Berkman, as our independent Lead Director, presides.

• Communications with Non-Management Directors. We have established a process for interested parties to make their concerns known to the non-management Directors. See below under “Communications With Directors.”

Communications with Directors

We have established a mechanism to facilitate the ability of interested parties to make their concerns known to our Board of Directors, our non-management Directors or any other group or specific individual Director(s). Specifically, any interested party desiring to so communicate can either: (i) send an email to “d i r e c t o r s” followed by the extension “@ e n t e r c o m . c  o m”. In order to enable spam filtering, only email with the subject line: “ETM Board Message” will be read; or (ii) send a letter to Entercom Communications Corp., 401 E. City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004, Attn: Director Communication. Each correspondence sent in the foregoing manner (other than mail regarding matters that are not in the province of our Board of Directors) is distributed in print form to our Directors or such other sub-group thereof as may be specified by the sender.

EXECUTIVE OFFICERS

The table below sets forth certain information regarding those persons currently serving as our Executive Officers as well as our former Chief Financial Officer.

NAME AND TITLE	BACKGROUND
David J. Field Chairman, President and Chief Executive Officer	See “Board of Directors” above.

Joseph M. Field Chairman Emeritus	See “Board of Directors” above.

Richard J. Schmaeling Executive Vice President, and Chief Financial Officer	Richard J. Schmaeling (age 53) has served as Executive Vice President and Chief Financial Officer of Entercom since April 2017. Prior to that time, he served as Chief Financial Officer of Travel Leaders Group, LLC, the largest travel agency company in the United States since July 2016. From August 2015 through June 2016, Mr. Schmaeling was Chief Financial Officer of MediaMath, Inc., a private equity controlled advertising technology company. From January 2015 through August 2015, Mr. Schmaeling provided integration consulting to Media General, Inc., a TV and digital media company, which acquired LIN Media, LLC, a local TV and digital media provider serving 23 markets and approximately 10% of U.S. households, where Mr. Schmaeling was Chief Financial Officer from 2008 through December 2014. Mr. Schmaeling is a Certified Public Accountant and has a B.S. in Accounting from Rutgers University.

Louise C. Kramer Chief Operating Officer	Louise C. Kramer (age 62) has served as our Chief Operating Officer since May 2015. Ms. Kramer previously served as our Station Group President from April 2013 through May 2015, one of our Regional Presidents from December 2007 through April 2013 and a Regional Vice President from January 2000 through December 2007. Prior to joining us in 2000, Ms. Kramer served as General Manager for CBS Radio in Chicago.

Andrew P. Sutor, IV Executive Vice President, General Counsel & Secretary	Andrew P. Sutor, IV (age 45) currently serves as our Executive Vice President (since November 17, 2017), General Counsel (since January 2013) and Secretary (since January 2014). Since July 2014, Mr. Sutor has oversight of our Technical Operations Department. Mr. Sutor previously served as our Senior Vice President (January 2013-November 2017), Vice President (September 2010-December 2012) and Corporate Counsel (2007-2010). Prior to joining us in 2002, Mr. Sutor was an associate in the Business Law Department of Saul Ewing, LLP, a regional Mid-Atlantic law firm based in Philadelphia, Pennsylvania. Mr. Sutor servers on the Board of Managers of the Broadcaster Traffic Consortium (BTC). Mr. Sutor has a J.D. from the Villanova University School of Law and a B.A. in both Economics and Political Science from the University of Pennsylvania.

Robert Philips Chief Revenue Officer	Robert Philips (age 54) has served as our Chief Revenue Officer/Regional President since November 2017. Mr. Philips was promoted to the role the Chief Revenue Officer of CBS Radio Inc. in October 2016 and prior to that served as Senior Vice President and Director of Sales for all CBS Radio Inc. from July 2015 until 2016. From 2000 until 2015, Mr. Philips was the Senior Vice President and Market Manager for CBS Radio in Baltimore. A 28 year broadcast veteran, he has served in various management roles under Sconnix Broadcasting, American Radio Systems and Infinity Broadcasting. Mr. Philips currently serves on the RAB advisory board and is an officer for the Maryland DC Delaware Broadcasters Association. Mr. Philips has a B.A. from St. Mary’s College.

Stephen F. Fisher Former Chief Financial Officer	Stephen F. Fisher (age 65) is a former employee of the Company. Mr. Fisher ceased to be our Chief Financial Officer on April 18, 2017, an officer of the Company on May 10, 2017, and an employee of the Company on January 31, 2018. Mr. Fisher had served as our Chief Financial Officer from 1998 through April 2017. He previously served as our Executive Vice President (2000-2017) and our Senior Vice President (1998-2000). Prior to joining us, Mr. Fisher was a Managing Director with a private equity firm located in Bala Cynwyd, Pennsylvania.

TRANSACTIONS WITH RELATED PERSONS

2017 Transactions

During 2017 there were no, and currently there are no proposed, transactions in which we were or are to be a participant where the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest, which would be required to be disclosed herein pursuant to Item 404(a) of Regulation S-K.

Policies and Procedures for Review, Approval, or Ratification

Our Board of Directors, upon the recommendation of our Nominating/Corporate Governance Committee, adopted a Related Party Transactions Policy. This policy provides that Interested Transactions with Related Parties, as defined in the policy, are subject to approval or ratification.

For purposes of the policy:

• an “Interested Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year; (ii) we are a participant; and (iii) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than ten percent beneficial owner of another entity).

• a “Related Party” is any: (i) person who is or was (since the beginning of the last year for which we have filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, Director or nominee for election as a Director; (ii) beneficial owner of greater than five percent of our common stock; or (iii) immediate family members of any of the foregoing. Immediate family members include a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone not falling into one of the foregoing categories who resides in such person’s home (other than a tenant or employee).

Under this policy, our Nominating/Corporate Governance Committee reviews the material facts relating to all Interested Transactions that require the Committee’s approval and either approves or disapproves of our entry into the Interested Transaction, subject to certain exceptions. If advance approval of an Interested Transaction by the Nominating/Corporate Governance Committee is not feasible, then the Interested Transaction shall be considered and, if the Committee determines it to be appropriate, ratified at the Committee’s next regularly scheduled meeting. In determining whether to approve or ratify an Interested Transaction, the Nominating/Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

Standing Pre-Approval for Certain Interested Transactions

Under the policy, certain transactions are deemed to be pre-approved by the Nominating/Corporate Governance Committee, even if the aggregate amount involved will exceed $100,000. These transactions include: (i) employment of executive officers; (ii) director compensation; (iii) certain transactions with other companies; (iv) certain charitable contributions; (v) transactions where all shareholders receive proportional benefits; and (vi) transactions involving competitive bids.

COMPENSATION INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW. The Compensation Committee (or the “Committee”) of our Board of Directors consists of David J. Berkman, Chairman, Joel Hollander and Mark R. LaNeve. Our Committee reviews and approves the corporate goals and objectives with respect to the compensation of our Chief Executive Officer. Our Committee is responsible for evaluating our Chief Executive Officer’s performance in light of these goals and objectives and, based upon this evaluation, will set our Chief Executive Officer’s compensation. In addition, our Committee reviews and sets the compensation of the executive officers other than our Chief Executive Officer. Our Committee also reviews and makes recommendations to our Board regarding director compensation. Finally, our Committee reviews and makes recommendations to our Board regarding our incentive compensation and equity-based plans and arrangements. Our Committee’s duties are memorialized in its charter, which is available on our website at www.entercom.com.

Our executive officer compensation programs are comprised of the following elements: (i) base salary; (ii) incentive compensation (including annual discretionary incentive bonuses of both cash and equity); and (iii) other compensation such as employee benefit plans, including our 401(k) plan, employee stock purchase plan, deferred compensation plan, health insurance and life/disability insurance. Our executive officer compensation programs are designed to motivate our executive officers to attain financial, operational and strategic objectives. These programs generally provide incentives to achieve both annual and longer-term objectives. In making executive compensation determinations, we assess both the performance of our business and the performance of our executives relative to those objectives.

Our compensation policy has been to provide competitive compensation while also seeking to align the financial goals of our executives with those of our shareholders. The Committee selectively utilizes performance based equity awards to further this alignment. To ensure that pay is competitive, we periodically compare our pay practices with those of our competitors and the general competitive market for executive talent. We also consider the performance of our business as compared to the performance of our competitors.

Our Named Executive Officers during 2017 were:

David J. Field	Chairman, President and Chief Executive Officer
Richard J. Schmaeling	Executive Vice President and Chief Financial Officer
Louise C. Kramer	Chief Operating Officer
Andrew P. Sutor, IV	Executive Vice President, General Counsel and Secretary
Robert Philips	Chief Revenue Officer
Stephen F. Fisher	Former Chief Financial Officer

We are party to an employment agreement with each of our current Named Executive Officers.

PROCESS. Our Committee meets on a regularly scheduled basis at least two times per year, and typically more frequently as our Committee deems necessary or desirable. During 2017, the Committee met seven times. In addition, members of our Committee monitor executive compensation trends and discuss compensation matters with our Chief Executive Officer, our Chief Financial Officer and among themselves informally throughout the year. This informal process facilitates the on-going monitoring of the appropriateness of our executive compensation packages and serves to prepare our Committee members for the formal meetings so that definitive compensation decisions can be more easily made at such meetings. In addition, our Committee from time to time has utilized and relied upon the analysis and recommendations of independent compensation consultants. In 2018, the Committee utilized the services of Lockton Companies, LLC to assist in evaluating our practices under our Entercom Equity Compensation Plan.

Our Committee is involved in compensation considerations throughout the year. The process for annual compensation changes and incentive compensation grants typically includes Committee deliberation as well as reports and recommendations made by management at the request of the Committee. Specifically, our Chief Executive Officer presents a report which highlights our performance as a company and the performance of our Chief Executive Officer during the preceding year, as well as compensation previously earned by senior management in prior years. Our Chief Executive Officer then provides our Committee with a recommendation for our executive officer compensation. While no formal process for determining executive compensation is prescribed in the Committee’s charter or otherwise, this informal process has evolved over time.

The process of determining compensation also involves our Committee’s consideration of peer compensation levels. While our Committee does not have a policy regarding benchmarking, our Committee does consider peer compensation when establishing compensation levels. The only manner in which peer compensation levels were used by the Committee in 2017 was as set forth below under the heading “Determination of Incentive Compensation.”

Once it receives and considers the various pieces of information, reports and presentations described above, our Committee then meets without management present to determine the appropriate level of compensation. Our Committee sets the compensation of our Chief Executive Officer as well as the other Named Executive Officers.

ELEMENTS OF COMPENSATION.

Base Salary. In setting base salaries for our Named Executive Officers, our Committee generally considers (i) the experience, capabilities, qualities, performance record and relative effectiveness of the individual, (ii) the scope and complexity of the position, (iii) our size relative to the revenue of other radio broadcasters; and (iv) the compensation paid by our competitors. In particular, we attempt to set base salaries at levels that are competitive in the industry and in relation to the particular job function of the executive officer.

The annual base salary is intended to reward the executive officer for the day-to-day demands, complexities and difficulties of such officer’s job. The objective is to set base salaries at levels that the Committee and the applicable executive officer believe are fair, given the job functions and their individual performance and experience in relation to those job functions. The Committee attempts to provide annual base salaries that will help to retain the executives and discourage them from seeking or accepting other employment opportunities.

Incentive Compensation. Our Committee has historically utilized two forms of incentive compensation: cash and equity awards. The cash component is designed to convey an immediate benefit for services performed by the recipient, while the equity component is generally tied to vesting requirements (both time based and performance based) and is primarily designed to retain and motivate the recipient and align the recipient’s interest with the interests of our shareholders.

• Annual Cash Bonus Awards. All of our Named Executive Officers are eligible to receive cash bonuses which are determined after a review of our overall performance as well as the individual performance of each such executive officer. For 2017, each Named Executive Officer received a cash bonus as described in the Summary Compensation Table and below in this Compensation Discussion and Analysis under the heading “Named Executive Officer Compensation.”

The decision to increase or decrease cash bonuses from year to year is generally based on a variety of factors that our Committee deems appropriate, including our overall performance, the individual executive’s performance, the business environment which existed during the year and any extraordinary events that arose during the course of the year. We believe this flexibility and our history of appropriately rewarding performance provide a strong incentive to our executive officers to perform in a manner that will allow us to achieve our corporate objectives.

• Equity Compensation. To promote our long-term objectives, the Entercom Equity Compensation Plan permits (and, if adopted, the 2018 Entercom Equity Compensation Plan will permit) awards to our executive officers who are in a position to make a significant contribution to our long-term success. Such equity awards are permitted to be made in the form of nonqualified stock options, incentive stock options, stock appreciation rights and restricted stock / restricted stock unit awards.

Determination of Incentive Compensation. In order to determine the incentive compensation for our senior executive officers (including David J. Field, our Chief Executive Officer), our Committee considered a number of factors including those detailed below.

(i) Entering into and completing the Company’s merger with CBS Radio, which transformed the Company into a leading American media and entertainment company with national scale. Successfully navigating the regulatory approval process and efficiently executing the required divestitures. Assembling a strong executive leadership team comprised of leaders from the Company, CBS Radio and new hires. Initiating an integration process which is anticipated to generate significant synergies.

(ii) Launching an advocacy campaign for the Company and the industry. Rolling out new audience analytics tools and new business practices across combined platform. Executing a number of format flips at legacy CBS Radio stations in major markets.

(iii) Conducting a successful and extensive investor roadshow to drive demand for Company stock in support of the CBS Radio exchange offer which led to an 8x oversubscribed exchange offer. Successfully refinanced the Company’s debt, redeemed the preferred stock and immediately re-price and extended the maturities of CBS Radio debt.

(iv) Making a strategic investment in leading podcast company Cadence13. Driving growth of our SmartReach Digital product suite which grew revenues 82%.

(v) Driving enhanced shareholder value by: (A) increasing our common stock dividend by 20% to $0.36 and paying a one-time special dividend of $0.20 in the third quarter of 2017; and (B) commencing a $100,000,000 share repurchase program, with $10,674,983 repurchased in the fourth quarter of 2017.

The Committee considered the Company’s operating performance versus our 2017 business plan. For 2017, we did not achieve our plan with respect to Revenue, Expense, BCF (or Broadcast Cash Flow), EBITDA, Adjusted EPS (or earnings per share) and Free Cash Flow (see below for calculations). In this regard the Committee noted (A) the challenging industry conditions in markets in which the Company conducts business, which were down low single digits in revenue through the end of the third quarter; (B) corporate expenses were impacted by a ramp-up in personnel in advance of the CBS Radio merger; and (C) that our performance was negatively impacted by uncertainty triggered by governmental review of the merger transaction.

Our Committee recognized that: (a) our revenue growth trailed that of our peer group of companies by 1%; and (b) our same station revenue growth (for our legacy Entercom stations) was effectively flat versus that of our peer group of companies engaged in the business of operating radio stations (listed below).

Our Committee noted that, for 2017, our stock performance exceeded that of our public company peer group (listed below).

• Determination of CEO Incentive Compensation. At the beginning of calendar year 2017, our Committee identified certain goals and objectives relating to the performance of our Chief Executive Officer. Specifically, for 2017 our Committee identified a number of goals and objectives as follows:

•	Achieve 2017 business plan

•	Revenue

•	Expense

•	BCF (or Broadcast Cash Flow)

•	EBITDA

•	Adjusted EPS (or earnings per share) and

•	Free Cash Flow

•	Exceed peer operating performance

•	Market share

•	Same-station revenue growth vs. public company peer group

•	Exceed peer group stock performance

•	Enhance future growth potential through strategic and operational initiatives and improvements:

•	Capital structure management

•	Digital sales and usage

•	Bolster organizational talent lineup

•	Organizational effectiveness

•	Brands and content

•	Innovation

•	Develop event and direct to consumer (known as “DTC”) business

•	Industry initiatives and leadership

•	CBS acquisition and integration

•	Successful deal completion

•	Execution

•	Integration

•	Transition

If there are portfolio changes due to merger and acquisition activity, these goals would be adjusted accordingly.

For purposes of market performance and same-station revenue growth analysis, we considered a peer group of companies engaged in the business of operating radio stations. This group included: CBS Radio, Cumulus Media, Inc. and iHeartMedia Radio. For purposes of the stock performance analysis, we considered CBS Corporation, Townsquare Media Inc., Pandora Media, Inc. and Cumulus Media, Inc.

Broadcast Cash Flow, Free Cash Flow and Adjusted Earnings per Share are “Non-GAAP Financial Measures.”

We calculate Broadcast Cash Flow (or BCF) as operating income (loss) before: depreciation and amortization; time brokerage agreement fees (income); corporate general and administrative expenses; non-cash compensation expense (which is otherwise included in station operating expenses); impairment loss; merger and acquisition costs, other expenses related to the refinancing and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs; and gain or loss on sale or disposition of assets.

We calculate Free Cash Flow as operating income (loss): (i) plus depreciation and amortization; net (gain) loss on sale or disposal of assets; non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses); impairment loss; merger and acquisition costs; other expenses related to the refinancing; other income and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs; income from discontinued operations (excluding income taxes or tax benefit); and (ii) less net interest expense (excluding amortization of deferred financing costs or debt premium), preferred stock dividends, taxes paid, capital expenditures and amortizable intangibles.

We calculate Adjusted Earnings as net income (loss) available to common shareholders adjusted to exclude: (i) income taxes (benefit) as reported, including income taxes otherwise included in income from discontinued operations; (ii) gain/loss on sale of assets, derivative instruments and investments; (iii) non-cash compensation expense; (iv) other income; (v) impairment loss; (vi) merger and acquisition costs, other expenses related to the refinancing, loss on extinguishment of debt and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs; and (vii) gain/loss on early extinguishment of debt. For purposes of comparability, income taxes are reflected at the expected statutory federal and state income tax rate of 40% without discrete items of tax. To calculate adjusted earnings per share we divide by Weighted Average Shares - Diluted.

In order to assist our Committee in determining the level of Mr. Field’s incentive compensation, our Committee reviewed Mr. Field’s performance in light of these goals and objectives. In conducting such a review, our Committee also considered many of the factors discussed above under “Determination of Incentive Compensation.”

Pursuant to his employment agreement, Mr. Field’s target bonus was 200% of his base salary. In determining the actual amount of Mr. Field’s bonus, the Committee considered the goals and objectives listed above. Specifically,

•	With respect to the CBS Radio acquisition and integration, the Committee found this goal to have been achieved.

•	With respect to achieving our 2017 business plan, the Committee found this goal not to have been achieved.

•	With respect to exceeding our peer group’s operating performance, the Committee found this goal not to have been achieved.

•	With respect to exceeding our peer stock price performance, the Committee found this goal to have been achieved.

•	With respect to enhancing our future growth potential through strategic and operational initiatives and improvements, the Committee found this goal to have been achieved.

Our Committee did not adopt, nor did it employ, any objective quantifiable standards. Instead, our Committee’s ultimate determination for 2017 was based upon a subjective evaluation of Mr. Field’s overall performance as well as all of the relevant factors identified above. The Committee then subjectively awarded Mr. Field a cash bonus of $2.4 million. This amount represents 100% of the target bonus (i.e., 200% of his base salary) payable pursuant to Mr. Field’s employment agreement.

• Section 162(m) Compliance / 2017 Annual Determination - Entercom Annual Incentive Plan. In accordance with the Entercom Annual Incentive Plan (described below under the heading “Tax Issues Relating To Executive Compensation”), the Committee adopted a “Section 162(m) Compliance Document” so that compensation provided under such Plan for 2017 is considered “performance-based compensation” and tax deductible by the Company. The Section 162(m) Compliance Document for 2017 was adopted for both David J. Field, our Chief Executive Officer, and Louise C. Kramer, our Chief Operating Officer.

The Committee determined that for purposes of the 2017 incentive cash compensation under the Plan, revenue growth, station operating expenses, Adjusted Earnings per Share and Free Cash Flow per Share would be the performance measures. The Committee also established a threshold (the “Threshold”) with respect to such performance measures. Specifically, the Threshold for 2017 was the satisfaction of at least two of the following criteria (the “Criteria”) computed in a manner consistent with past practice:

1.	Revenue growth of at least 0%;*

2	Station operating expense of less than $345 million;*

3.	Adjusted Earnings per Share of at least $0.50; and

4.	Free Cash Flow per Share of at least $1.00. **

*	For existing portfolio of stations; excluding onetime costs
**	To be adjusted if the Company’s tax assets are limited by the CBS Radio merger

Free Cash Flow per Share and Adjusted Earnings per Share are “Non-GAAP Financial Measures.” The calculation of Free Cash Flow and Adjusted Earnings per Share are presented earlier in this Compensation Discussion and Analysis. To calculate Free Cash Flow per Share, we divide Free Cash Flow by Weighted Average Shares - Diluted.

If the Threshold is met, then any cash bonus paid to Mr. Field and Ms. Kramer (subject to the maximum award authorized under the Entercom Annual Incentive Plan) for 2017 will be considered “performance-based compensation” under the Entercom Annual Incentive Plan. The Tax Cuts and Jobs Act of 2017 (the “Jobs Act”), however, repealed the performance-based compensation exception to the limitations in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and we do not expect bonuses payable under our Entercom Annual Incentive Plan to be deductible in 2018 and in subsequent years, absent additional guidance from the Internal Revenue Service.

For 2017, the Committee determined that at least two of the four Criteria had been satisfied and that the Threshold had been met. Specifically, the Committee found that:

1.	Adjusted Earnings per Share was $0.71, thus satisfying the Criteria; and

2.	Free Cash Flow per Share was $1.08, thus satisfying the Criteria.

Accordingly, because the Threshold for 2017 was satisfied, the cash component of Mr. Field’s 2017 bonus is considered “performance-based compensation” under the Entercom Annual Incentive Plan.

Other Compensation. Our Committee has provided for a number of additional elements of benefit based compensation. These components are designed to accomplish a variety of objectives including: (i) maximizing the full benefit under applicable tax regulations (e.g., our 401(k) plan); (ii) providing for the health and welfare of our executives and their families (e.g., our medical, disability and life insurance plans); (iii) conveying a level of security in the context of any possible change of control (e.g., our general severance policy as well as specific severance and change of control agreements); and (iv) providing executives with an appropriate level of perquisites (e.g., our car allowance policy).

- 401(k) Plan. We maintain a 401(k) Plan which is generally available to all of our full-time employees. Executive officer participation in this plan is on the same basis as our other employees. All of our Named Executive Officers participate in our 401(k) Plan.

- Deferred Compensation Plans. We maintain deferred compensation plans for our corporate and station management employees as well as our non-employee directors. Under each plan, participants are permitted to defer a portion of their compensation for specific time periods. Our obligations under such plans are unsecured. Effective January 1, 2018, further contributions under these plans have been frozen beginning with any contribution elections covering the 2018 year.

- Employee Benefit Plans. We have a number of benefit plans available to all of our full-time employees. These benefits include Medical Insurance, Dental Insurance, voluntary Short-Term Disability Insurance, Long-Term Disability Insurance, Life Insurance and Accidental Death and Dismemberment Insurance, a MEDEX Travel Assist Program and voluntary Vision Insurance.

- Employee Stock Purchase Plan. We maintain an Employee Stock Purchase Plan pursuant to which participating employees can purchase up to $25,000 of our Class A common stock per year at a discount of up to 15%. Purchases are made four times per year and are funded through payroll deductions.

- Severance and Change-of-Control Benefits. We have a severance policy which is applicable to all of our employees. Under this policy, full-time employees are eligible for up to fifteen weeks of severance (subject to certain requirements). Our employment agreements with each of our Named Executive Officers govern severance for those officers. In addition, Mr. Field’s employment agreement contains certain provisions which are effective upon a change of control. Mr. Field waived these provisions for purposes of the CBS Radio merger. The applicable severance and change of control provisions for each such officer are described below.

- Personal Usage of Jet Card. We participate in a limited jet card program. We permit our Chairman, CEO/President and other executive officers approved by our CEO/President to use our jet card for personal use, subject to the terms of our Aircraft Usage Policy. Under this policy, our executives must reimburse us for all usage and other incremental charges relating to any such flight(s). While this personal usage is by definition a perquisite, as it is not generally available to all of our employees, there is no associated dollar value of compensation since the executives reimburse us for the entire cost for each personal flight.

- Car Allowance. Each of our Named Executive Officers, other than Andrew P. Sutor, is provided with either a car allowance or use of a company-owned vehicle.

TAX ISSUES RELATING TO EXECUTIVE COMPENSATION.

Overview. Section 162(m) of the Code imposes limitations upon the federal income tax deductibility of certain compensation paid to our Chief Executive Officer, our Chief Financial Officer and to each of our other three most highly compensated executive officers. Under these limitations, we may deduct such compensation only to the extent that during any year the compensation paid to any such officer does not exceed $1,000,000 or meets certain specified conditions. While our Board desires to maximize the tax deductibility of our executive compensation, some elements of executive compensation may not be tax deductible, and our compensation plans and policies may be modified if our Committee determines that such action is in the best interest of us and our shareholders, even if such action may result in some loss of deductibility. An aggregate of $1.0 million in compensation expense in 2017 was over the Section 162(m) limit and therefore was not deductible for tax purposes.

162(m) Compliance / Entercom Annual Incentive Plan. In 2008, we established the Entercom Annual Incentive Plan (the “AI Plan”). The AI Plan was re-approved by our shareholders in 2017. The purpose of the AI Plan is to provide designated employees with the opportunity to receive cash incentive awards. Under the AI Plan, the Committee could determine whether an award is to qualify as performance-based compensation pursuant to the pre-Jobs Act version of Section 162(m)(4)(C) of the Code. The Jobs Act repealed this Section of the Code and thereby eliminated the performance-based compensation exception to the limitations in Section 162(m) of the Code.

SECURITY OWNERSHIP REQUIREMENTS / GUIDELINES. On July 18, 2017, our Board approved an amendment to our Corporate Governance Guidelines regarding director stock ownership. Specifically, our Corporate Governance Guidelines provide the following:

The Company believes that it is important for its directors to retain meaningful equity stakes in the Company so that the interests of the Company’s Directors remain aligned with the interests of its shareholders over time. Accordingly, each of the Company’s non-employee directors is expected to acquire and continually hold equity interests representing at least three times the annual cash retainer paid to each director by the later of: (a) the third anniversary of director service; and (b) three years from July 18, 2017. Once the required objective ownership has been achieved the target will be deemed to be continuously met regardless of future share price fluctuations and provided that the ownership of the shares utilized to meet the target are maintained.

We do not have a similar requirement relating to Named Executive Officer ownership of our shares.

NAMED EXECUTIVE OFFICER COMPENSATION.

David J. Field, Chairman, President and Chief Executive Officer. Our Principal Executive Officer is David J. Field. Mr. Field serves as our President and Chief Executive Officer pursuant to an employment agreement dated April 22, 2016 as amended on November 16, 2017. This agreement has an initial term of four years with automatic one year extensions following the initial term unless either party provides prior notice of non-extension. Mr. Field’s agreement provides for: (i) an initial annual base salary of $1,200,000; and (ii) an annual cash performance-based bonus target of 200% of his annual base salary. Mr. Field’s salary for 2017 was $1,034,792. In addition, Mr. Field receives certain other benefits as provided from time to time to our senior executive officers as described above.

• Incentive Compensation. In recognition of his services during 2017, and in light of the considerations described above and in accordance with the terms of his employment agreement, on January 22, 2018, our Committee awarded Mr. Field a bonus of $2,400,000.

• Equity Incentive Compensation. Mr. Field did not receive any equity compensation grants in 2017. Mr. Field’s employment agreement provides that he is eligible to receive annual equity grants as may be determined by the Compensation Committee in its sole discretion based on the Company’s and Mr. Field’s performance.

• Termination / Severance Compensation. Mr. Field’s employment agreement may be terminated by either party. In the event that Mr. Field is terminated by us without cause (as defined in the agreement) or he resigns for good reason (as defined in his agreement) prior to the execution of a binding agreement which would result in a change in control (as defined in his agreement), if consummated, or more than two years following a change in control, subject to his execution of a release of claims against us, all of Mr. Field’s outstanding equity compensation awards that vest on the basis of our performance will become fully vested and we will pay him a lump sum payment in an amount equal to the greater of: (i) the sum of two years’ annual base salary and two times the highest annual bonus paid during the preceding three-year period and (ii) the sum of the base salary and annual bonuses that would otherwise have been payable through the end of the then current term of the agreement. If such termination occurs following the execution of a binding agreement which would result in a change in control, if consummated on or prior to the two-year anniversary of a change in control, subject to his execution of a release of claims against us, all of Mr. Field’s outstanding equity compensation awards will become fully vested, and we will pay him a lump sum payment in an amount equal to the sum of three years’ annual base salary and three times the highest annual bonus paid to him during the preceding three-year period. We will also pay his COBRA premiums for continued health coverage, to the extent he elects such coverage, for a period of up to eighteen months. Additionally, should any of these payments become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will make an additional payment in an amount sufficient to place Mr. Field in the same after-tax position as if the excise tax had not applied.

Furthermore, in the event that Mr. Field dies or becomes disabled, then all of Mr. Field’s outstanding equity compensation awards that vest on the basis of our performance will become fully vested and we will pay him (or his estate, if applicable) a lump sum payment in an amount equal to the sum of two years’ annual base salary and two times the highest annual bonus paid during the preceding three-year period, and we will also pay his COBRA premiums for continued health coverage, to the extent he elects such coverage, for a period of up to eighteen months.

Finally, Mr. Field’s agreement also provides that in the event of a change in control where Mr. Field’s employment is terminated within 24 months thereof, all of Mr. Field’s then outstanding equity compensation awards will become fully vested and exercisable. Mr. Field waived the change in control provisions with respect to the CBS Radio merger transaction.

Richard J. Schmaeling, Executive Vice President and Chief Financial Officer. Richard J. Schmaeling serves as our Executive Vice President and Chief Financial Officer pursuant to an employment agreement dated March 30, 2017. The term of this agreement extends through April 30, 2021. Mr. Schmaeling’s agreement provides for: (i) an initial annual base salary of $525,000; (ii) an annual cash performance-based bonus target of 80% of his annual base salary; and (iii) annual equity grants with a target of $600,000. Mr. Schmaeling’s salary for the portion of 2017 that he worked for the Company was $369,688. Mr. Schmaeling is eligible to participate in our benefit plans generally available to our senior executive officers as described above.

• Incentive Compensation. In recognition of his services during 2017, and in light of the considerations described above, on January 22, 2018, our Committee awarded Mr. Schmaeling a cash bonus of $420,000.

• Equity Incentive Compensation. On November 28, 2017, our Committee awarded Mr. Schmaeling an equity award of 50,000 restricted stock units (“RSUs”) which vest 50% on March 1, 2019, 25% on March 1, 2020 and 25% on March 1, 2021.

• Termination / Severance Compensation. In the event that Mr. Schmaeling’s employment is terminated either by the Company without “cause” (other than due to disability) or by him for “good reason,” in either case prior to the execution of a binding agreement which would result in a “change in control” (each as defined in his employment agreement) if consummated, or more than twelve months following a change in control, then subject to his execution of a general release of claims and continued compliance with the restrictive covenants and other covenants set forth in his employment agreement, Mr. Schmaeling will be entitled to receive the following severance payments and benefits: (i) continued payment of his annual base salary for one year following the date of termination; (ii) a one-time bonus payment equal to the pro-rata portion of the amount of annual bonus received for the year immediately preceding the year of termination (or target annual bonus if such termination occurs before any annual bonus has been paid); and (iii) all of Mr. Schmaeling’s then-outstanding equity awards will continue to vest through the first anniversary of the date of termination as if he had remained employed through such date.

If Mr. Schmaeling’s employment is terminated either by the Company without cause (other than due to disability) or by him for good reason, in either case, during the period commencing on the date of execution of a binding agreement which would result in a change in control, if consummated, and ending on the twelve-month anniversary of a change in control, then Mr. Schmaeling will be entitled to receive the severance payments and benefits described in the immediately preceding paragraph (subject to his execution of a general release of claims and continued compliance with the restrictive covenants and other covenants set forth in this employment agreement), except that all of Mr. Schmaeling’s then-outstanding equity awards that vest solely on the basis of time will become fully vested and immediately exercisable or settled as of the date of such termination of employment (which shall be in lieu of any continued vesting).

Louise C. Kramer, Chief Operating Officer. Louise C. Kramer serves as our Chief Operating Officer pursuant to an employment agreement dated as of July 18, 2017. The term of this agreement continues through December 31, 2020. Ms. Kramer’s agreement provides for: (i) an initial annual base salary of $700,000; and (ii) an annual cash performance-based bonus target of $500,000. Ms. Kramer’s salary for 2017 was $587,539. In addition, Ms. Kramer is eligible to participate in our benefit plans generally available to our senior executive officers as described above.

• Cash Incentive Compensation. In recognition of her services during 2017, and in light of the considerations described above, on January 22, 2018, our Committee awarded Ms. Kramer a cash bonus of $300,000.

• Equity Incentive Compensation. In addition, on November 28, 2017, our Committee awarded Ms. Kramer (i) an equity award of 50,000 RSUs which vest 50% on March 1, 2019, 25% on March 1, 2020 and 25% on March 1, 2021; (ii) an equity award of 160,945 RSUs which vest 50% on November 18, 2019, 25% on November 18, 2020 and 25% on November 18, 2021; and (iii) an equity award of 69,649 RSUs which may only vest on or after the third anniversary of the grant date upon the achievement of certain performance targets based on the total shareholder return (as defined in her employment agreement) of our Class A common stock. The performance targets are the share prices of our Class A common stock that represent a three-year compound annual growth rate of total shareholder return of 8%, 12% and 14% respectively, with one-third of such performance RSUs vesting at each such target level. Any such performance RSUs remaining unvested on or after third anniversary of the grant date will terminate.

The grants in clause (ii) above and 53,649 of the performance based RSU grants in clause (iii) above were made pursuant to Ms. Kramer’s new 2017 employment agreement. These grants were intended to be in lieu of any future equity grants to Ms. Kramer during the term of her agreement. The grants in clause (i) above and 16,000 of the performance based RSU grants in clause (iii) above were grants which would have been made in early 2017 but which were deferred pending the closing of the CBS Radio merger transaction.

• Termination / Severance Compensation. In the event that Ms. Kramer’s employment is terminated by the Company without “cause” (other than due to disability and other than during the period commencing on the date of execution of a binding agreement which would result in a “change in control” (as defined in her employment agreement), if consummated, and ending on the twelve-month anniversary of a change in control), Ms. Kramer will be entitled to receive, as severance: (i) the continued payment of her annual base salary for twelve months following the date of termination; (ii) a one-time bonus in an amount equal to the annual incentive bonus that she was paid in the year immediately preceding the year in which the termination occurs, prorated in accordance with the number of days from January 1 to the date of such termination in the year in which such termination occurs; and (iii) all grants of equity made through the effective date of such termination will continue to vest through the period ending on the one-year anniversary of such termination, as if she had remained employed hereunder through that date.

If Ms. Kramer’s employment is terminated by the Company without cause (other than due to disability) during the period commencing on the date of execution of a binding agreement which would result in a change in control, if consummated, and ending on the twelve-month anniversary of a change in control, then Ms. Kramer will be entitled to receive the severance benefits described above and all of Ms. Kramer’s then-outstanding equity awards that vest solely on the basis of time will become fully vested and immediately exercisable or settled as of the date of such termination of employment (which shall be in lieu of any continued vesting).

Andrew P. Sutor, IV, Executive Vice President, General Counsel and Secretary. Andrew P. Sutor, IV serves as our Executive Vice President, General Counsel and Secretary pursuant to an employment agreement dated as of May 15, 2017. The term of this agreement continues through May 15, 2021 with automatic one-year extensions following the initial term unless either party provides prior notice of non-extension. Mr. Sutor’s agreement provides for: (i) an initial annual base salary of $450,000; (ii) an annual cash performance-based bonus target of $150,000; and (iii) annual equity grants with a target of $300,000. Mr. Sutor’s salary for 2017 was $393,750. In addition, Mr. Sutor is eligible to participate in our benefit plans generally available to our senior executive officers as described above.

• Incentive Compensation. In recognition of his services during 2017, in light of the considerations described above, on January 22, 2018, our Committee awarded Mr. Sutor an aggregate cash bonus of $150,000. In recognition of his services relating to the CBS Radio merger, on November 28, 2017, our Committee awarded Mr. Sutor a cash bonus of $250,000.

• Equity Incentive Compensation. On November 28, 2017, our Committee awarded Mr. Sutor an equity award of 20,000 RSUs which vest 50% on March 1, 2019, 25% on March 1, 2020 and 25% on March 1, 2021.

• Termination / Severance Compensation. In the event that Mr. Sutor’s employment (i) is terminated by the Company without “cause” (other than due to disability); or (ii) terminates as of May 15, 2021 or any May 15 thereafter due to a notice of non-renewal by the Company and the Company has not made an offer of continued employment at the same then current salary and bonus opportunity, Mr. Sutor will be entitled to receive, as severance, the continued payment of his annual base salary for twelve months following the date of termination (subject to his execution of a general release of claims and continued compliance with the restrictive covenants and other covenants set forth in his employment agreement).

Robert Philips, Chief Revenue Officer. Robert Philips serves as our Chief Revenue Officer pursuant to an employment agreement with CBS Radio Inc., dated August 1, 2016. The term of this agreement continues through December 31, 2018. This agreement provides for: (i) an annual base salary of $500,000; and (ii) an annual cash performance-based bonus target of 60% of his annual base salary. Mr. Philips’ salary for 2017 (from and after the consummation of the Company’s merger with CBS Radio on November 17, 2017) was $69,041. In addition, Mr. Philips is eligible to participate in our benefit plans generally available to our senior executive officers as described above.

• Incentive Compensation. In recognition of his services during 2017, and in light of the considerations described above, on January 22, 2018, our Committee awarded Mr. Philips a cash bonus of $150,000.

• Termination / Severance Compensation. In the event that Mr. Philips’ employment is terminated by the Company without “cause,” Mr. Philips is entitled to the greater of (i) his remaining base salary remaining under his employment agreement; or (ii) severance pursuant to the CBS severance policy; in each case plus bonuses earned prior to termination. After 60 days, Mr. Philips can elect to waive severance in exchange for release from his non-compete.

Stephen F. Fisher, Former Chief Financial Officer. Stephen F. Fisher served as our Chief Financial Officer through April 18, 2017. Mr. Fisher’s salary for 2017 was $439,541.

• Incentive Compensation. In recognition of his services during 2017, and in accordance with the terms of his employment agreement, on January 31, 2018, Mr. Fisher received a cash bonus of $650,000.

• Termination / Severance Compensation. Mr. Fisher ceased to be: (i) our Chief Financial Officer on April 18, 2017; (ii) an officer of the Company on May 10, 2017; and (iii) an employee of the Company on January 31, 2018. In 2018, the Company expects to pay $1,253,000 as severance compensation to Mr. Fisher.

EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

The following table provides summary information concerning compensation paid to or earned by our Chief Executive Officer, our Chief Financial Officer, our next three most highly compensated executive officers and our former Chief Financial Officer (the “Named Executive Officers”) for services rendered during 2017, 2016 and 2015 (the table includes data for highly compensated executive officers beginning with the year they are added to the table):

		Amounts In Dollars
Name and Principal Position	Year	Salary	Bonus (1)		Value Of Restricted Stock Awards (2)			Value Of Option Awards	Non-Equity Incentive Plan Compen- sation	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings	All Other Compen- sation		Total
David J. Field Chairman, President and Chief Executive Officer	2017	$1,034,792	$—		$			$—	$2,400,000	$—	$41,665	(3)	$3,476,457
	2016	$974,853	$1,000,000	(4)		$5,849,250	(5)	$—	$1,500,000	$—	$39,918	(3)	$9,364,021
	2015	$904,458	$—			$2,190,250	(5)	$—	$1,376,736	$—	$39,626	(3)	$4,511,070
Richard J. Schmaeling	2017	$369,688	$420,000			$610,000	(6)	$—	$—	$—	$20,884	(7)	1,420,572
Executive VP and Chief	2016	$—	$—			$—		$—	$—	$—	$—		—
Financial Officer	2015	$—	$—			$—		$—	$—	$—	$—		—
Louise Kramer	2017	$587,539	$300,000			$3,423,247	(8)	$—	$—	$—	$24,603	(9)	$4,335,389
Chief Operating Officer	2016	$561,000	$311,091			$672,465	(8)	$—	$—	$—	$23,654	(9)	$1,568,210
	2015	$539,621	$250,000			$683,650	(8)	$—	$—	$—	$22,984	(9)	1,496,255
Andrew P. Sutor, IV	2017	$393,750	$400,000			$244,000	(10)	$—	$—	$—	$23,772	(11)	$1,061,522
Executive VP, Secretary & General Counsel	2016	$283,350	$125,000			$150,240	(10)	$—	$—	$—	$21,102	(11)	$579,692
	2015	$275,000	$75,000			$154,875	(10)	$—	$—	$—	$18,070	(11)	522,945
Robert Phillips	2017	$69,041	$180,000		$			$—	$—	$—	$3,578	(12)	$252,619
Chief Revenue Officer	2016	$—	$—			$—		$—	$—	$—	$—		$—
	2015	$—	$—			$—		$—	$—	$—	$—		$—
Stephen F. Fisher	2017	$439,541	$650,000			$—		$—	$—	$—	$39,794	(13)	$1,129,335
Former Chief	2016	$641,658	$515,000			$—		$—	$—	$—	$39,739	(13)	$1,196,397
Financial Officer	2015	$622,970	$500,806			$1,837,985	(14)	$—	$—	$—	$39,185	(13)	$3,000,946

(1)	Includes amounts earned during the year and paid in the current or subsequent year and/or recognized in the current or subsequent year under a deferred compensation plan.
(2)	Unless otherwise indicated, restricted stock units (“RSUs”), which are subject to service conditions, vest over four years as follows: (i) 50% after two years; (ii) 25% after three years; and (iii) 25% after four years. For equity incentive plan awards that are subject to market conditions (in addition to service conditions), the fair value and expected term was determined by using the Monte Carlo simulation model, which uses certain variables such as expected volatility, a risk free interest rate and expected dividends. The Monte Carlo method begins with the fair value of the stock price on the date of grant and applies a discount based upon the probability of the stock vesting after meeting the market conditions. The fair values of the Company’s stock at the time of the November 28, 2017, April 22, 2016, February 10, 2016 and February 19, 2015 grants were $12.20 per share, $11.15 per share, $9.39 per share and $12.39 per share, respectively, and after applying the valuation model discount, the values used in this chart were $9.81 per share, $7.42 per share, $5.45 per share and $8.41 per share, respectively. For more information, refer to the discussion of Share-Based Compensation included in the notes to the consolidated financial statements included in the Company’s annual report on Form 10-K.
(3)	All other compensation includes: (i) medical insurance premiums of $22,972, $21,815 and $21,581 for 2017, 2016 and 2015, respectively; (ii) an auto allowance of $14,400 for 2017, 2016 and 2015; and (iii) a Company 401(k) contribution of $3,375, $3,313 and $3,375 for 2017, 2016 and 2015, respectively.
(4)	In connection with a new employment agreement, in April 2016 Mr. Field was paid a cash bonus. In addition, see the Entercom Annual Incentive Plan for annual cash bonus amounts paid in the non-equity incentive plan compensation column.
(5)	On April 22, 2016 and February 19, 2015, Mr. Field was granted 225,000 RSUs and 75,000 RSUs with a fair value of $11.15 per share and $12.39 per share, respectively.

In addition, on April 22, 2016 and February 19, 2015, Mr. Field was granted 450,000 and 150,000 RSUs, respectively, which are subject to market conditions (in addition to service conditions) at an average fair value of $11.15 per share and $12.39 per share, respectively ($7.42 per share and $8.41 per share, respectively, after applying the discount model described in note 2 above). The April 22, 2016 grant will vest on May 22, 2019 upon the achievement of certain performance targets. With respect to the February 19, 2015 grant, 50,000 vested on February 19, 2017, while the remaining 100,000 expired unvested on February 18, 2018 since the performance targets were not met with respect to the RSUs. With respect to the market condition grants, if the share price that would result in a Compound Annual growth Rate (“CAGR”) of the Total Shareholder Return (as defined in the award agreement) at any time during the first thirty-seven months of the agreement for the April 22, 2016 grant and during the first three years of the February 19, 2015 grant, minus the value of any dividends paid on each share of common stock during the period commencing on the date of the agreement, is equal to the 8%, 12% and 16% targets, then one-third of such RSUs vest at each such target level.

(6)	On November 28, 2017, Mr. Schmaeling was granted 50,000 RSUs with a fair value of $12.20 per share.
(7)	All other compensation includes: (i) medical insurance premiums of $11,486 for 2017; (ii) an auto allowance of $8,500 for 2017; and (iii) a Company 401(k) contribution of $547 for 2017.
(8)	On November 28, 2017, February 10, 2016 and February 19, 2015, Ms. Kramer was granted 210,945 RSUs, 60,000 RSUs and 45,000 RSUs with a fair value of $12.20, $9.39 per share and $12.39 per share, respectively.

In addition, on November 28, 2017, February 10, 2016 and February 19, 2015, Ms. Kramer was granted on each date 69,649 RSUs, 20,000 RSUs and 15,000 RSUs, respectively, which are subject to market conditions (in addition to service conditions) at an average fair value of $12.20 per share, $9.39 per share and $12.39 per share, respectively ($9.81 per share, $5.45 per share and $8.41 per share, respectively, after applying the discount model described in note 2 above). The November 28, 2017 grant and February 10, 2016 grant will vest on November 28, 2020 and March 12, 2019, respectively, upon the achievement of certain performance targets. With respect to the February 19, 2015 grant, 5,000 vested on December 7, 2016, while the remaining 10,000 expired unvested on February 18, 2018 since the performance targets were not met with respect to the RSUs. With respect to the market condition grants, if the share price that would result in a CAGR of the Total Shareholder Return (as defined in the award agreement) at any time during the first thirty-six months of the of the agreement for the November 28, 2017 grant, minus the value of any dividends paid on each share of common stock during the period commencing on the date of the agreement, is equal to the 8%, 12% and 14% targets, then one-third of such RSUs vest at each such target level. If the first thirty-seven months of the agreement for the February 10, 2016 grant and during the first three years of the February 19, 2015 grant, minus the value of any dividends paid on each share of common stock during the period commencing on the date of the agreement, is equal to the 8%, 12% and 16% targets, then one-third of such RSUs vest at each such target level.

(9)	All other compensation includes: (i) an auto allowance of $10,800 for 2017, 2016 and 2015; (ii) medical insurance premiums of $9,090, $8,648 and $8,230 for 2017, 2016 and 2015, respectively; and (iii) a Company 401(k) contribution of $3,375, $3,313 and $3,375 for the years 2017, 2016 and 2015, respectively.
(10)	The Company made the following grants to Mr. Sutor: (a) on November 28, 2017, 20,000 RSUs at a fair value of $12.20 per share; (b) on February 10, 2016, 16,000 RSUs at a fair value of $9.39 per share; and (c) on February 19, 2015, 12,500 RSUs at a fair value of $12.39 per share.
(11)	All other compensation includes: (i) medical insurance premiums of $20,139, $17,624 and $14,675 for 2017, 2016 and 2015, respectively; and (ii) a Company 401(k) contribution of $3,219, $3,240 and $3,219 for 2017, 2016 and 2015, respectively.
(12)	All other compensation includes: (i) medical insurance premiums of $1,849 for 2017; and (ii) a Company 401(k) contribution of $1,729 for 2017.
(13)	All other compensation includes: (i) an automobile allowance of $18,000 for 2017, 2016 and 2015; (ii) medical insurance premiums of $16,161, $17,533 and $17,231 for 2017, 2016 and 2015, respectively, and (iii) a Company 401(k) contribution of $3,375, $3,313 and $3,375 for 2017, 2016 and 2015, respectively.
(14)	On October 30, 2015, the Company granted to Mr. Fisher 91,666 RSUs with a fair market value of $11.04 per share of which 50% vested on February 28, 2017 and 50% vested on February 28, 2018.

In addition, on February 19, 2015, the Company granted to Mr. Fisher 66,666 RSUs with a fair value of $12.39 per share of which 50% vested on February 19, 2016 and 50% vested on February 19, 2017.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides summary information concerning compensation equity awards granted to each of our Named Executive Officers during 2017:

Grants of Plan-Based Awards
					Estimated		All Other		All
					Future		Stock		Other		Fair
					Payouts		Awards:		Stock		Value
					Under		Number		Awards:	Exercise	Of
					Equity		Of		Number	Or	Award
		Estimated Future Payouts			Incentive		Shares		Of	Base	On
		Under Non-Equity Incentive			Plan		Of		Securities	Price	Date
	Grant	Plan Awards			Awards		Stock		Underlying	Of Option	Of
Name	Date	Threshold	Target	Maximum	Target		Or Units		Option	Awards	Grant
		($)		(#)			($/Share)		($/Share)
Richard Schmaeling	11/28/2017	$—	$—	$—	—		50,000	(1)	—	$—	$12.20	(2)
Louise Kramer	11/28/2017	$—	$—	$—	69,649	(3)	—		—	$—	$9.81	(2)
	11/28/2017	$—	$—	$—	—		50,000	(1)	—	$—	$12.20	(2)
	11/28/2017	$—	$—	$—	—		160,945	(4)	—	$—	$12.20	(2)

Andrew P. Sutor, IV	11/28/2017	$—	$—	$—	—		20,000	(1)	—	$—	$12.20	(2)

(1)	The RSU grants on November 28, 2017 vest over four years as follows: (a) 50% on March 1, 2019, (b) 25% on March 1, 2020, and (c) 25% on March 1, 2021.
(2)	The fair value was determined by using the value of our stock price on the date of grant. For more information, refer to the discussion of Share-Based Compensation included in the notes to the consolidated financial statements included in the Company’s annual report on Form 10-K.
(3)	Ms. Kramer was granted equity incentive plan awards that are subject to market conditions (in addition to service conditions). The fair value and expected term was determined by using the Monte Carlo simulation model, which uses certain variables such as expected volatility, a risk free interest rate and expected dividends. The Monte Carlo method begins with the fair value of the stock price on the date of grant and applies a discount based upon the probability of the stock vesting after meeting the market conditions. The fair value of the Company’s stock at the time of grant on November 28, 2017 was $12.20 per share and after applying the valuation model discount, the value used in this chart was $9.81 per share. Specifically, if the share price that would result in a CAGR of the Total Shareholder Return (as defined in the agreement) at any time during the first thirty-six months of the agreement, minus the value of any dividends paid on each share of common stock during the period commencing on the date of the agreement, is equal to the 8%, 12% and 14% targets, then one-third of such RSUs will vest at each such target level.
(4)	The RSU grants on November 28, 2017 vest over four years as follows: (a) 50% on November 18, 2019, (b) 25% on November 18, 2020, and (c) 25% on November 18, 2021.

NARRATIVE DISCLOSURES

Employment Agreements

David J. Field. Mr. Field serves as our President and Chief Executive Officer pursuant to an employment agreement dated April 22, 2016, as amended on November 16, 2017. This agreement has an initial term of four years with automatic one year extensions following the initial term unless either party provides prior notice of non-extension. Mr. Field’s agreement provides for: (i) an initial annual base salary of $1,200,000; and (ii) an annual cash performance-based bonus target of 200% of his annual base salary. Mr. Field’s salary for 2017 was $1,034,792. Under this agreement, Mr. Field will also receive certain other benefits as provided from time to time to our senior executive officers. Mr. Field’s employment agreement contains provisions which apply in the event of a termination or change of control. See below under the heading “Termination or Change-In-Control Payments.”

Richard J. Schmaeling. Mr. Schmaeling serves as our Executive Vice President and Chief Financial Officer pursuant to an employment agreement dated March 30, 2017. The term of this agreement extends through April 30, 2021. Mr. Schmaeling’s agreement provides for: (i) an initial annual base salary of $525,000; (ii) an annual cash performance-based bonus target of 80% of his annual base salary; and (iii) annual equity grants with a target of $600,000. Mr. Schmaeling’s salary for the portion of 2017 that he worked for the Company was $369,688. Under this agreement, Mr. Schmaeling will also receive certain other benefits as provided from time to time to our senior executive officers. Mr. Schmaeling’s employment agreement contains provisions which apply in the event of a termination or change of control. See below under the heading “Termination or Change-In-Control Payments.”

Louise C. Kramer. Louise C. Kramer serves as our Chief Operating Officer pursuant to an employment agreement dated as of July 18, 2017. The term of this agreement continues through December 31, 2020. Ms. Kramer’s agreement provides for: (i) an initial annual base salary of $700,000; and (ii) an annual cash performance-based bonus target of $500,000. Ms. Kramer’s salary for 2017 was $587,539. Under this agreement, Ms. Kramer will also receive certain other benefits as provided from time to time to our senior executive officers. Ms. Kramer’s employment agreement contains provisions which apply in the event of a termination or change of control. See below under the heading “Termination or Change-In-Control Payments.”

Andrew P. Sutor, IV. Mr. Sutor serves as our Executive Vice President, General Counsel and Secretary pursuant to an employment agreement dated as of May 15, 2017. The term of this agreement continues through May 15, 2021 with automatic one-year extensions following the initial term unless either party provides prior notice of non-extension. Mr. Sutor’s agreement provides for: (i) an initial annual base salary of $450,000; (ii) an annual cash performance-based bonus target of $150,000; and (iii) annual equity grants with a target of $300,000. Mr. Sutor’s salary for 2017 was $393,750. Under this agreement, Mr. Sutor will also receive certain other benefits as provided from time to time to our senior executive officers. Mr. Sutor’s employment agreement contains provisions which apply in the event of a termination or change of control. See below under the heading “Termination or Change-In-Control Payments.”

Robert Philips. Mr. Philips serves as our Chief Revenue Officer pursuant to an employment agreement with CBS Radio Inc., dated August 1, 2016. The term of this agreement continues through December 31, 2018. This agreement provides for: (i) an annual base salary of $500,000; and (ii) an annual cash performance-based bonus target of 60% of his annual base salary. Mr. Philips’ salary for 2017 (from and after the consummation of the Company’s merger with CBS Radio on November 17, 2017) was $69,041. Under this agreement, Mr. Philips will also receive certain other benefits as provided from time to time to our senior executive officers. Philips’ employment agreement contains provisions which apply in the event of a termination or change of control. See below under the heading “Termination or Change-In-Control Payments.”

Stephen F. Fisher. Stephen F. Fisher served as our Chief Financial Officer through April 18, 2017 pursuant to an Amended Employment Agreement dated February 24, 2017. We had previously announced (in November 2016) that Mr. Fisher was stepping down effective February 2017 upon the expiration of his then present employment agreement. In light of our then pending transaction with CBS Corporation, regarding CBS Radio, we entered into an amendment to his employment agreement to extend Mr. Fisher’s service to the Company through January 31, 2018. Mr. Fisher’s agreement provides for a bonus of $650,000 in 2018 for services rendered during 2017 in lieu of both his annual incentive bonus and his annual equity compensation grant. See below under the heading “Termination or Change-In-Control Payments.”

2017 Equity Awards

David J. Field. Mr. Field did not receive any equity compensation grants in 2017.

Richard J. Schmaeling. On November 28, 2017, our Committee awarded Mr. Schmaeling an equity award of 50,000 restricted stock units (“RSUs”) which vest 50% on March 1, 2019, 25% on March 1, 2020 and 25% on March 1, 2021

Louise C. Kramer. On November 28, 2017, our Committee awarded Ms. Kramer (i) an equity award of 50,000 RSUs which vests 50% on March 1, 2019, 25% on March 1, 2020 and 25% on March 1, 2021; (ii) an equity award of 160,945 RSUs which vests 50% on November 18, 2019, 25% on November 18, 2020 and 25% on November 18, 2021; and (iii) an equity award of 69,649 RSUs which may only vest on or after the third anniversary of the grant date upon the achievement of certain performance targets based on the total shareholder return (as defined in her employment agreement) of our Class A common stock. The performance targets are the share prices of our Class A common stock that represent a three-year compound annual growth rate of total shareholder return of 8%, 12% and 14% respectively, with one-third of such performance RSUs vesting at each such target level. Any such performance RSUs remaining unvested on or after third anniversary of the grant date will terminate.

The grants in clause (ii) above and 53,649 of the performance based RSU grants in clause (iii) above were made pursuant to Ms. Kramer’s new 2017 employment agreement. These grants were intended to be in lieu of any future equity grants to Ms. Kramer during the term of her agreement. The grants in clause (i) above and 16,000 of the performance based RSU grants in clause (iii) above were grants which would have been made in early 2017 but which were deferred pending the closing of the CBS Radio Merger.

Andrew P. Sutor, IV. On November 28, 2017, our Committee awarded Mr. Sutor an equity award of 20,000 RSUs which vest 50% on March 1, 2019, 25% on March 1, 2020 and 25% on March 1, 2021.

Robert Philips. Mr. Philips did not receive any equity compensation grants in 2017.

Stephen F. Fisher. Mr. Fisher did not receive any equity compensation grants in 2017.

TERMINATION OR CHANGE-IN-CONTROL PAYMENTS

Assuming a termination by us without cause on December 31, 2017, our Named Executive Officers would be entitled to the following amounts:

NEO:	Amount
David J. Field	$7,308,000
Richard J. Schmaeling	$957,000
Louise C. Kramer	$1,010,800
Andrew P. Sutor, IV	$450,000
Robert Philips	$525,000
Stephen F. Fisher	$1,253,000

David J. Field. Mr. Field’s employment agreement may be terminated by either party. In the event that Mr. Field is terminated by us without “cause” (as defined in the agreement) or he resigns for “good reason” (as defined in his agreement) prior to the execution of a binding agreement which would result in a “change in control” (as defined in his agreement), if consummated, or more than two years following a change in control, subject to his execution of a release of claims against us, all of Mr. Field’s outstanding equity compensation awards that vest on the basis of our performance will become fully vested and we will pay him a lump sum payment in an amount equal to the greater of: (i) the sum of two years’ annual base salary and two times the highest annual bonus paid during the preceding three-year period and (ii) the sum of the base salary and annual bonuses that would otherwise have been payable through the end of the then current term of the agreement. If such termination occurs following the execution of a binding agreement which would result in a change in control, if consummated on or prior to the two-year anniversary of a change in control, subject to his execution of a release of claims against us, all of Mr. Field’s outstanding equity compensation awards will become fully vested, and we will pay him a lump sum payment in an amount equal to the sum of three years’ annual base salary and three times the highest annual bonus paid to him during the preceding three-year period. We will also pay his COBRA premiums for continued health coverage, to the extent he elects such coverage, for a period of up to eighteen months. Additionally, should any of these payments become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will make an additional payment in an amount sufficient to place Mr. Field in the same after-tax position as if the excise tax had not applied. Mr. Field waived the change in control provisions with respect to the CBS Radio Merger.

Furthermore, in the event that Mr. Field dies or becomes disabled, then all of Mr. Field’s outstanding equity compensation awards that vest on the basis of our performance will become fully vested and we will pay him (or his estate, if applicable) a lump sum payment in an amount equal to the sum of two years’ annual base salary and two times the highest annual bonus paid during the preceding three-year period, and we will also pay his COBRA premiums for continued health coverage, to the extent he elects such coverage, for a period of up to eighteen months.

Richard J. Schmaeling. In the event that Mr. Schmaeling’s employment is terminated either by the Company without “cause” (other than due to disability) or by him for “good reason,” in either case prior to the execution of a binding agreement which would result in a “change in control” (each as defined in his employment agreement) if consummated, or more than twelve months following a change in control, then subject to his execution of a general release of claims and continued compliance with the restrictive covenants and other covenants set forth in his employment agreement, Mr. Schmaeling will be entitled to receive the following severance payments and benefits: (i) continued payment of his annual base salary for one year following the date of termination; (ii) a one-time bonus payment equal to the pro-rata portion of the amount of annual bonus received for the year immediately preceding the year of termination (or target annual bonus if such termination occurs before any annual bonus has been paid); and (iii) all of Mr. Schmaeling’s then-outstanding equity awards will continue to vest through the first anniversary of the date of termination as if he had remained employed through such date.

If Mr. Schmaeling’s employment is terminated either by the Company without cause (other than due to disability) or by him for good reason, in either case, during the period commencing on the date of execution of a binding agreement which would result in a change in control, if consummated, and ending on the twelve-month anniversary of a change in control, then Mr. Schmaeling will be entitled to receive the severance payments and benefits described in the immediately preceding paragraph (subject to his execution of a general release of claims and continued compliance with the restrictive covenants and other covenants set forth in his employment agreement), except that all of Mr. Schmaeling’s then-outstanding equity awards that vest solely on the basis of time will become fully vested and immediately exercisable or settled as of the date of such termination of employment (which shall be in lieu of any continued vesting).

Louise C. Kramer. In the event that Ms. Kramer’s employment is terminated by the Company without “cause” (other than due to disability and other than during the period commencing on the date of execution of a binding agreement which would result in a “change in control” (as defined in her employment agreement), if consummated, and ending on the twelve-month anniversary of a change in control), Ms. Kramer will be entitled to receive, as severance: (i) the continued payment of her annual base salary for twelve months following the date of termination; (ii) a one-time bonus in an amount equal to the annual incentive bonus that she was paid in the year immediately preceding the year in which the termination occurs, prorated in accordance with the number of days from January 1 to the date of such termination in the year in which such termination occurs; and (iii) all grants of equity made through the effective date of such termination will continue to vest through the period ending on the one-year anniversary of such termination, as if she had remained employed hereunder through that date.

If Ms. Kramer’s employment is terminated by the Company without cause (other than due to disability) during the period commencing on the date of execution of a binding agreement which would result in a change in control, if consummated, and ending on the twelve-month anniversary of a change in control, then Ms. Kramer will be entitled to receive the severance benefits described above and all of Ms. Kramer’s then-outstanding equity awards that vest solely on the basis of time will become fully vested and immediately exercisable or settled as of the date of such termination of employment (which shall be in lieu of any continued vesting).

Andrew P. Sutor, IV. In the event that Mr. Sutor’s employment (i) is terminated by the Company without “cause” (other than due to disability); or (ii) terminates as of May 15, 2021 or any May 15 thereafter due to a notice of non-renewal by the Company and the Company has not made an offer of continued employment at the same then current salary and bonus opportunity, Mr. Sutor will be entitled to receive, as severance, the continued payment of his annual base salary for twelve months following the date of termination (subject to his execution of a general release of claims and continued compliance with the restrictive covenants and other covenants set forth in his employment agreement).

Robert Philips. In the event that Mr. Philips’ employment is terminated by the Company without “cause,” Mr. Philips is entitled to the greater of (i) his remaining base salary remaining under his employment agreement; or (ii) severance pursuant to the CBS severance policy; in each case plus bonuses earned prior to termination. After 60 days, Mr. Philips can elect to waive severance in exchange for release from his non-compete.

Stephen F. Fisher. Mr. Fisher ceased to be: (i) our Chief Financial Officer on April 18, 2017; (ii) an officer of the Company on May 10, 2017; and (iii) an employee of the Company on January 31, 2018. In 2018, the Company expects to pay $1,253,000 as severance compensation to Mr. Fisher.

OUTSTANDING EQUITY AWARDS TABLE

The following table provides summary information concerning outstanding equity awards as of December 31, 2017 for each of our Named Executive Officers:

Outstanding Equity Awards As Of December 31, 2017
	Option Awards					Stock Awards
											Equity
											Incentive
									Equity		Plan Awards:
			Equity						Incentive		Market or
			Incentive						Plan Awards:		Payout
			Plan						Number		Value of
			Awards:			Number		Market	of Unearned		Unearned
			Number of			of Shares		Value of	Shares,		Shares,
	Number of	Number of	Securities			Or Units		Shares or	Units or		Units or
	Securities	Securities	Underlying			of Stock		Units of	Other		Other
	Underlying	Underlying	Unexercised			That		Stock	Rights		Rights
	Unexercised	Unexercised	Unearned	Option	Option	Have		That	That		That
	Options	Options	Options	Exercise	Expiration	Not		Have Not	Have Not		Have Not
Name	Exercisable	Unexercisable	Unexercisable	Price	Date	Vested		Vested (1)	Vested		Vested (1)
	(#)			($)		(#)		($)	(#)		($)
David J. Field	140,000	—	—	$1.34	2/09/2019	—		$—	—		$—
						262,500	(2)	$2,835,000	550,000	(2)	$5,940,000

Richard Schmaeling						50,000	(3)	540,000	—		$—

Louise Kramer	5,387	—	—	$1.34	2/09/2019	—		$—	—		$—
						304,695	(4)	$3,682,206	99,649	(4)	$1,076,209

Andrew P. Sutor, IV						45,375	(5)	$490,050	—		$—

Robert Phillips						31,671	(6)	$342,047	—		$—

Stephen F. Fisher	10,000	—	—	$1.34	2/09/2019	—		$—	—		$—
						45,833	(7)	$575,996	—		$—

(1)	For purposes of computing the market value of the equity awards, the Company used the number of units reflected in the previous column, multiplied by the closing price of the Company’s stock of $10.80 on December 31, 2017.
(2)	For Mr. Field, his 262,500 RSUs (listed above) vest as follows: 18,750 that vested on 2/19/2018; 112,500 that vest on 4/22/2018; 18,750 that vest on 2/19/2019; 56,250 that vest on 4/22/2019; and 56,250 that vest on 4/22/2020. For the 550,000 RSUs (listed above) the vesting schedule: 100,000 RSUs that would have vested on 2/18/2018, however, these RSUs expired unvested as the market based conditions were not met; and 450,000 that may vest on 5/22/2019.
(3)	For Mr. Schmaeling, his RSUs vest as follows: 25,000 on 3/1/2019; 12,500 on 3/1/2020; and 12,500 on 3/1/2021.
(4)	For Ms. Kramer, her 304,695 RSUs (listed above) vest as follows: 30,000 RSUs on 2/10/2018; 11,250 on 2/11/2018; 11,250 on 2/19/2018; 15,000 on 2/10/2019; 11,250 on 2/19/2019; 25,000 on 3/1/2019; 80,473 on 11/18/2019; 15,000 on 2/10/2020; 12,500 on 3/1/2020; 40,236 on 11/18/2020; 12,500 on 3/1/2021; and 40,236 on 11/18/2021. For the 99,649 RSUs (listed above) the vesting schedule: 10,000 RSUs that would vested on 2/18/2018, however, these RSUs expired unvested as the market based conditions were not met; 20,000 RSUs may vest on 3/12/2019; and 69,649 RSUs may vest on 11/28/2020.

(5)	For Mr. Sutor, his RSUs vest as follows: 3,125 RSUs on 2/11/2018; 8,000 RSUs on 2/10/2018; 3,125 RSUs on 2/19/2018; 4,000 RSUs on 2/10/2019; 3,125 RSUs on 2/19/2019; 10,000 RSUs on 3/1/2019; 4,000 RSUs on 2/10/2020; 5,000 RSUs on 3/1/2020; and 5,000 RSUs on 3/1/2021.
(6)	For Mr. Phillips, his RSUs vest as follows: 3,887 on 2/18/2018; 1,395 RSUs on 2/19/2018; 1,262 RSUs on 2/20/2018; 3,578 on 2/23/2018; 499 RSUs on 4/1/2018; 286 RSUs on 4/3/2018; 3,885 on 2/18/2019; 1,395 RSUs on 2/19/2019; 3,577 on 2/23/2019; 290 on 4/1/2019; 289 on 4/3/2019; 3,885 on 2/18/2020; 3,577 on 2/23/2020; 289 on 4/3/2020; and 3,577 on 2/23/2021.
(7)	For Mr. Fisher, his RSUs vested on 2/28/2018.

OPTION EXERCISE AND STOCK VESTED TABLE

The following table provides certain information concerning the exercise of options and the vesting of restricted stock units during 2017 for each of our Named Executive Officers:

Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
David J. Field	—	$—	87,500	$1,356,250
Richard Schmaeling	—	$—	—	$—
Louise Kramer	—	$—	44,375	$647,188
Andrew P. Sutor, IV	—	$—	10,625	$163,875
Robert Phillips	—	$—	—	$—
Stephen F. Fisher	—	$—	79,166	$1,240,823

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table provides certain information concerning nonqualified deferred compensation activity during 2017 for each of our Named Executive Officers:

Nonqualified Deferred Compensation
	(amounts in dollars)
	Aggregate		Executive						Aggregate
	Balance		Contributions					Aggregate	Balance
	As of		in 2017		Company		Aggregate	Withdrawals	As of
	December 31,		Calendar		Contributions		Earnings	or	December 31,
Name	2016		Year (1)		in 2017		in 2017 (2)	Distributions	2017 (3)
David J. Field	$—		$—		$—		$—	$—	$—
Richard Schmaeling	$—		$—		$—		$—	$—	$—
Louise Kramer	$2,855,479		$335,430		$—		$625,299	$—	$3,816,208
Andrew P. Sutor, IV	$21,591		$1,440		$—		$4,174	$—	$27,205
Robert Phillips	$29,200	(4)	$19,250	(5)	$8,250	(5)	$5,422	$—	$62,122
Stephen F. Fisher	$855,162		$51,500		$—		$165,382	$—	$1,072,044

(1)	Under the Company’s nonqualified deferred compensation plan, the type of compensation that can be deferred is base compensation and bonus.
(2)	The Company determines earnings by providing the employee with a phantom account at a third party who offers a selection of mutual funds. Aggregate earnings are based upon the performance of the mutual funds.
(3)	The employee or their designated beneficiaries are allowed withdrawals based upon certain events, such as death, disability or termination of employment.
(4)	The beginning balance was as of November 17, 2017 to correspond when the individual commenced employment and the former employer’s plan was assumed by the Company.
(5)	In connection with a deferred compensation plan assumed by the Company as part of the acquisition of CBS Radio, contributions were made by CBS Radio and employee prior to the Company’s merger with CBS Radio Inc.

CEO PAY RATIO DISCLOSURE

Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Act, presented below is the ratio of annual total compensation of the Company’s CEO to the annual total compensation of the Company’s median employee (excluding the CEO).

We estimate that (1) the median of the 2017 total compensation for all employees of the Company and its consolidated subsidiaries, other than our CEO, was $41,742 (the “Median Compensation”); (2) Mr. Field, our CEO, had total compensation of $3,476,457, as reflected in the Summary Compensation Table above; and (3) the ratio of our CEO’s 2017 total compensation to the Median Compensation was approximately 83 to 1. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below. In this summary, we refer to the employee who received the Median Compensation as the “Median Employee.” For purposes of this disclosure, the date used to identify the Median Employee was December 15, 2017 (the “Determination Date”). As of the Determination Date, our total population consisted of 2,923 employees (excluding the CEO), of which all were located in the United States.

For purposes of this pay ratio disclosure, Median Compensation was calculated by totaling for our Median Employee all applicable elements of compensation for 2017 in accordance with item 402(c) (2)(x) of Regulation S-K. To identify the Median Employee, we measured total compensation using our payroll and employment records as reported on each employee’s summary payroll register for the period from January 1, 2017 through December 15, 2017. For those full-time employees who were on the payrolls as of the Determination Date and had been hired during the year, we annualized their compensation for the period from January 1, 2017 through December 15, 2017. We did not utilize any statistical sampling or cost-of-living adjustments for purposes of this pay ratio disclosure. We did not apply any exclusions of employee wages or employees and we did not include any temporary employees. On November 17, 2017, we completed a merger with CBS Radio. Those employees that were hired as a result of the merger were excluded for purposes of determining the pay ratio. These excluded employees, both part time and full time, were approximately 5,531 employees.

DIRECTOR COMPENSATION

In 2017, we modified our Non-employee Director Compensation Policy to provide for the following:

Cash Compensation:	Annual Board Retainer	$80,000 per year.
Committee Non-chair / Membership Fee:
	Audit Committee	$20,000 per year
	Compensation Committee	$15,000 per year
	Nominating/Corporate Governance Committee	$10,000 per year
Committee Chair / Membership Fee
	Audit Committee Chair	$35,000 per year
	Compensation Committee Chair	$25,000 per year
	Nominating/Corporate Governance Chair	$15,000 per year
	Independent Lead Director	$25,000 per year
Equity Compensation:		$120,000 in restricted stock units.

Cash Compensation is paid in equal quarterly installments. Equity Compensation is granted promptly following election or re-election to the Board and vests after one year. Under the prior Non-employee Director Compensation Policy equity was granted at the end of a Director’s annual year of service. With this change, Directors received two grants in 2017. Upon the consummation of the CBS Radio Merger, Directors Leslie Moonves and Joseph R. Ianniello were elected as directors to the Board. In connection with their service as Directors, each of Leslie Moonves and Joseph R. Ianniello agreed to forego all compensation for services as Directors. Leslie Moonves and Joseph R. Ianniello have each resigned from our Board effective on the day prior to the 2018 Annual Meeting of Shareholders.

The following table provides summary information concerning compensation paid to or earned by each of our Directors for services rendered during 2017:

Director Compensation
	(amounts in dollars)
							Change in
							Pension
	Fees						Value and
	Earned		Awards Of			Non-Equity	Nonqualified
	or Paid		Restricted		Awards	Incentive	Deferred	All
	in		Stock		Of	Plan	Compensation	Other
Name	Cash (1)		Units		Options	Compensation	Earnings	Compensation		Total
Joseph M. Field	$—	(2)	$291,695	(3)	$—	$—	$—	$127,853	(4)	$419,548
David Berkman	$104,722		$176,449	(5)	$—	$—	$—	$—		$281,171
Sean Creamer	$3,068		$60,951	(6)	$—	$—	$—	$—		$64,019
Joel Hollander	$105,382		$176,449	(5)	$—	$—	$—	$—		$281,831
Mark R. LaNeve	$86,388		$176,449	(5)	$—	$—	$—	$—		$262,837
David Levy	$69,091		$176,449	(5)	$—	$—	$—	$—		$245,540
Stefan Selig	$3,068		$60,951	(6)	$—	$—	$—	$—		$64,019

(1)	Non-employee Directors receive their annual fee of $80,000 in cash, which was effective on November 17, 2017 (previously an annual fee of $40,000). Additional fees are paid to non-employee Directors for committee participation.
(2)	Mr. Field is an employee of the Company and does not receive compensation for services as a Director, (including compensation under the Company’s Non-Employee Director Compensation Policy).
(3)	On February 8, 2017 and May 10, 2017, Mr. Field received 11,922 and 11,707 RSUs at a grant date fair value of $14.50 and $10.15 per share, respectively, that vest over a four-year period (50% in year two, 25% in year three and 25% in year four) and a one-year period, respectively. The compensation expense for this award is reflected in this column. On December 31, 2017, Mr. Field had 37,213 RSUs outstanding.
(4)	Under an employment agreement with the Company, Mr. Field’s other compensation primarily includes: (i) a base salary of $80,000 (modified during the year from an annual amount of $120,000) ; (ii) medical insurance premiums of $18,470; (iii) an auto allowance of $14,400; and (iv) a 401(k) contribution of $406.
(5)	On February 8, 2017 and May 10, 2017, the Directors each received 3,974 RSUs and 11,707 RSUs, respectively, at a grant date fair value of $14.50 and $10.15 per share, respectively, that vest over a four-year period (50% in year two, 25% in year three and 25% in year four) and a one-year period, respectively. The compensation expense for this award is reflected in this column. On December 31, 2017, Messrs. Berkman, Hollander, LaNeve and Levy had 20,208, 20,208, 20,208 and 21,435 RSUs outstanding, respectively.

(6)	On May 10, 2017, the Directors each received 4,996 RSUs at a grant date fair value of $12.20 per share, respectively, that vest over a one-year period. These Directors were appointed to the Board effective on November 17, 2017 in connection with the CBS Merger. On December 31, 2017, Messrs. Creamer and Selig had 4,996 and 4,996 RSUs outstanding, respectively.

EQUITY COMPENSATION PLANS

The following table sets forth, as of December 31, 2017, the number of securities outstanding upon the exercise of outstanding options under our equity compensation plan, the weighted average exercise price of such securities and the number of securities available for grant under these plans:

Equity Compensation Plan Information as of December 31, 2017
	(a)	(b)	(c )
Number Of
	Number Of	Weighted	Securities
	Shares To Be	Average	Remaining
	Issued Upon	Exercise	Available For
	Exercise Of	Price Of	Future Issuance
	Outstanding	Outstanding	Under Equity
	Options,	Options,	Compensation
	Warrants	Warrants	Plans (Excluding
Plan Category	And Rights	And Rights	Column (a))
Equity Compensation Plans Approved by Shareholders:
Entercom Equity Compensation Plan (1)	883,347	$8.38	1,105,276
Equity Compensation Plans Not Approved by Shareholders:
None	—	—	—

Total	883,347		1,105,276

(1)	On January 1 of each year, the number of shares of Class A common stock authorized under the Entercom Equity Compensation Plan (the “Plan”) is automatically increased by 1.5 million, or a lesser number as may be determined by our Board. On November 30, 2017, we filed a registration statement on Form S-8 to register an additional 2,941,525 shares under the Plan. These additional shares were registered in order to address CBS Radio equity compensation awards which were being converted to our awards in connection with the Merger. As of December 31, 2017: (i) the maximum number of shares authorized under the Plan was 13.3 million shares; and (ii) 1.1 million shares remain available for future grant under the Plan. The amount of shares available for grant automatically increased by 1.5 million on January 1, 2018 to 2.6 million shares.

ENTERCOM EQUITY COMPENSATION PLAN

Overview. In 2014 the Plan was amended and restated again to extend the Plan through February 2, 2024. The purpose of the Plan is to attract and retain our employees, employees of our subsidiaries (including employees who are Named Executive Officers or Directors) and to provide incentives to our non-employee Directors and certain advisors and consultants who perform services for us and our subsidiaries. The Plan provides for grants of: (i) options intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Code; (ii) “nonqualified stock options” that are not intended to so qualify (“NQSOs”); (iii) restricted stock / restricted stock units; and (iv) stock appreciation rights (“SARs”).

Shares. As of March 19, 2018, an aggregate of 14.8 million shares of Class A Common Stock are authorized for issuance under the Plan, of which 2.8 million remain available for issuance. The Plan as originally amended and restated in 2005 initially authorized 8.5 million shares, plus an additional 1.5 million shares per year (effective each January 1). For January 1, 2007-08 and 2013-17, our Board of Directors determined that no additional shares would be added to the Plan, while for each of January 1, 2006, 2009-2012 and 2018 the additional 1.5 million shares were added to the Plan. In addition, as a result of the Company’s 2006 Option Exchange Program (pursuant to which options surrendered net of restricted stock issued were not available for reissuance) and the Company’s 2009 Option Exchange Program (pursuant to which all options surrendered were not available for reissuance) the number of shares that can be issued under the Plan was effectively reduced by an aggregate of 5.7 million shares. Finally, in connection with our merger with CBS Radio, CBS equity awards were converted into 2.9 million equity awards under the Plan. Accordingly, the following table shows the shares that have been authorized for issuance under the Plan:

Initial Authorized Amount (as of Feb 2005)	8,500,000
Annual Increases (2006, 2009-2012 & 2018)	9,000,000
2006 Option Exchange Program Decrease	(3,574,376)
2009 Option Exchange Program Decrease	(2,084,518)
Equity Awards issued in connection with CBS Radio Merger	2,941,525

TOTAL	14,782,631

Only shares of Class A Common Stock may be issued under the Plan. The number of shares for which ISOs may be issued under the Plan may not exceed 1.85 million shares, subject to adjustment. If and to the extent grants awarded under the Plan expire or are terminated for any reason without being exercised, the shares of Class A Common Stock subject to such grant will again be available for purposes of the Plan.

Administration of the Plan. The Plan is administered and interpreted by the Compensation Committee (the “Committee”) of the Board of Directors. The Committee shall consist of two or more persons who may be “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations and “non-employee directors” as defined under Rule 16b-3 under the Exchange Act. Subject to ratification or approval by the Board if the Board retains such right, the Committee has authority to: (i) determine the individuals to whom grants shall be made under the Plan; (ii) determine the type, size and terms of the grants to be made to each such individual; (iii) determine the time when grants will be made and the commencement and duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; and (iv) deal with any other matters arising under the Plan.

Eligibility for Participation. The following are eligible to be participants in the Plan (“Participants”): (i) all of our employees and employees of our subsidiaries (“Employees”), including Employees who are officers or members of the Board; (ii) members of the Board who are not Employees (“Non-Employee Directors”); and (iii) those consultants and advisors who perform services for us or any of our subsidiaries (“Key Advisors”), but such Key Advisors must be natural persons rendering bona fide services and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The aggregate number of shares of our stock that may be granted to any individual during any calendar year may not exceed 925,000 shares.

Change of Control. Upon a Change of Control, unless the Committee determines otherwise: (i) each Grantee with outstanding Grants shall receive written notice of such Change of Control; (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable; and (iii) the restrictions and conditions on all outstanding restricted stock shall immediately lapse. Upon a Change of Control where we are not the surviving corporation (or survive only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options and rights by, the surviving corporation. A Change of Control is defined as: (i) any person becoming a beneficial owner of securities of us representing more than 50% of all votes required to elect a majority of the Board, provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a shareholder; (ii) the consummation by us of: (a) a merger or consolidation where our shareholders will not own more than 50% of all votes required to elect a majority of the Board of Directors of the surviving corporation, or (b) the consummation of an agreement providing for the sale or disposition by us of all or substantially all of our assets; (iii) a liquidation or dissolution of us; or (iv) any person completing a tender offer or exchange offer for shares representing more than 50% of all votes required to elect a majority of our Board.

In connection our merger with CBS Radio, our Compensation Committee elected to not accelerate vesting or lapse restrictions of any equity awards outstanding as of, or issued in connection with, the consummation of the transaction.

BOARD OF DIRECTOR

COMMITTEE REPORTS

The following Compensation Committee Report and Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT

To the Board of Directors:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management of the Company, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A relating to the 2018 Annual Meeting of Shareholders.

The Compensation Committee is currently comprised of David J. Berkman, Chairman, Joel Hollander and Mark R. LaNeve, each an independent Director.

COMPENSATION COMMITTEE

David J. Berkman, Chairman

Joel Hollander

Mark R. LaNeve

March 19, 2018

AUDIT COMMITTEE REPORT

To the Board of Directors:

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2017;

The Audit Committee has discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by the Public Company Accounting Oversight Board Statement on Auditing Standards No. 16.

The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the Securities Exchange Commission.

The Audit Committee is currently comprised of Joel Hollander, Chairman, David J. Berkman and Sean R. Creamer, each an independent Director.

AUDIT COMMITTEE

Joel Hollander, Chairman

David J. Berkman

Sean R. Creamer

February 26, 2018

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 19, 2018, regarding the beneficial ownership of our common stock by: (i) each person known by us to beneficially own more than 5% percent of any class of our common stock; (ii) each of our Directors and Named Executive Officers; and (iii) all of our Directors and Named Executive Officers as a group. Each shareholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted. Shares of common stock subject to options currently exercisable or that are exercisable within sixty days are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options but are not deemed outstanding for calculating the percentage of any other person.

Name of Beneficial Owner	Common Stock
	Class A (1)		Class B (2)		Percentages
	Number of Shares Beneficially Owned (3)	Percent of Class	Number of Shares Beneficially Owned (3)	Percent of Class	Total Economic Interest (3)	Total Voting Power (3)
Joseph M. Field (4)	6,064,012	4.4%	3,295,949	81.5%	6.6%	22.3%
David J. Field (5)	3,218,409	2.3%	749,250	18.5%	2.8%	6.1%
David J. Berkman (6)	65,768	*	—	—	*	*
Sean R. Creamer	4,996	*	—	—	*	*
Joel Hollander	35,592	*	—	—	*	*
Joseph R. Ianniello	—	—	—	—	—	—
Mark R. LaNeve	34,139	*	—	—	*	*
David Levy	27,191	*	—	—	*	*
Leslie Moonves	—	—	—	—	—	—
Stefan M. Selig	4,996	*	—	—	*	*
Richard J. Schmaeling	50,000	*	—	—	*	*
Louise C. Kramer (7)	621,269	*	—	—	*	*
Andrew P. Sutor, IV	63,092	*	—	—	*	*
Robert Philips	30,161	*	—	—	*	*
All Directors and Executive Officers as a group (fourteen persons)	10,373,012	7.5%	4,045,199	100%	10.2%	29.1%
Scopia Capital Management LP (8)	12,956,380	9.4%	—	—	9.2%	7.4%
The Vanguard Group (9)	9,209,721	6.7%	—	—	6.5%	5.3%
BlackRock, Inc. (10)	8,319,966	6.1%	—	—	5.9%	4.8%
Barclays PLC (11)	7,248,204	5.3%	—	—	5.1%	4.1%

*	Less than one percent.
(1)	For the purpose of calculating the percentage of Class A Common Stock held by each shareholder, the total number of shares of Class A Common Stock outstanding does not include the shares of Class A Common Stock issuable upon conversion of the outstanding shares of Class B Common Stock. The number of shares of Class A Common Stock includes all outstanding restricted stock and shares that may be acquired within sixty days through the exercise of options.
(2)	The Class A Common Stock and the Class B Common Stock vote together as a single class on all matters submitted to a vote of shareholders. Each share of Class A Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to ten votes, except: (a) any share not voted by either Joseph M. Field or David J. Field is entitled to one vote; (b) the holders of Class A Common Stock, voting as a separate class, are entitled to elect two Directors; (c) each share of Class B Common Stock is entitled to one vote with respect to any “going private” transactions under the Exchange Act; and (d) as required by law. The shares of Class B Common Stock are convertible in whole or in part, at the option of the holder, subject to certain conditions, into the same number of shares of Class A Common Stock.

(3)	With respect to Class A Common Stock: (i) the number of shares beneficially owned and the percentage of economic ownership are based on 137,410,963 shares (which includes 3,233,185 shares that are either unvested restricted stock or vested but deferred shares of restricted stock); and (ii) the percentage of voting power is based on 134,177,778 shares of Class A Common Stock (which excludes 3,233,185 shares that are either unvested restricted stock or vested but deferred shares of restricted stock, neither of which have the right to vote). With respect to Class B Common Stock, the number of shares beneficially owned, the percentage of economic ownership and the percentage of voting ownership are based on 4,045,199 shares of Class B Common Stock outstanding. The number of shares of Class A Common Stock listed for each individual includes all outstanding restricted stock and shares that may be acquired within sixty days of March 19, 2018 through the exercise of options.
(4)	Includes with respect to Class A Common Stock: (a) 6,000 shares of Class A Common Stock that may be acquired through the exercise of options; and (b) 21,578 shares of Class A Common Stock held of record by Joseph M. Field as trustee of a trust for the benefit of his sister-in-law. In addition, these shares include: (x) 75,000 shares of Class A Common Stock deemed to be beneficially owned by Joseph M. Field as a director and officer of the Joseph and Marie Field Foundation; and (y) 50,000 shares of Class A Common Stock deemed to be beneficially owned by Joseph M. Field as a director and officer of the Joseph and Marie Field Family Environmental Foundation. Mr. Field, however, disclaims beneficial ownership of all shares of Class A Common Stock owned by these two foundations. These shares also include 330,000 shares of Class A Common Stock beneficially owned by Mr. Field’s spouse. The address of this shareholder is 401 E. City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.
(5)	Includes with respect to Class A Common Stock: (a) 140,000 shares of Class A Common Stock that may be acquired through the exercise of options; (b) 438,876 shares of Class A Common Stock held of record by David J. Field as co-trustee of a trust for the benefit of David J. Field and his children; and (c) 921,572 shares of Class A Common Stock held of record by David J. Field as co-trustee of two trusts for the benefit of the descendants of David J. Field and his sister, respectively. The address of this shareholder is 401 E. City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.
(6)	Includes 2,000 shares of Class A Common Stock issuable upon exercise of options.
(7)	Includes 5,387 shares of Class A Common Stock issuable upon exercise of options.
(8)	The address of this shareholder is 152 West 57nd Street, 33rd Floor, New York, NY 10019.
(9)	The address of this shareholder is 100 Vanguard Boulevard, Malvern, PA 19355.
(10)	The address of this shareholder is 55 East 52nd Street, New York, NY 10055.
(11)	The address of this shareholder is 1 Churchill Place, London E14 5HP, England.

OTHER INFORMATION

SHAREHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

Shareholder Director Nominations. Our Bylaws require that for Director nominations to be properly brought before an annual meeting by a shareholder, the shareholder must have given notice no later than sixty days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Accordingly, the deadline for notification of shareholder Director nominations for the 2019 Annual Meeting is March 17, 2019. Any such shareholder notification must comply with the requirements set forth in our Bylaws and must be submitted in writing to the Corporate Secretary, Entercom Communications Corp., 401 E. City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.

Other Shareholder Proposals. Our Bylaws require that for a proposal (other than a Director nomination) to be properly brought before an annual meeting by a shareholder, the shareholder must have given notice no later than the earlier of: (i) sixty days prior to the anniversary date of the immediately preceding annual meeting of shareholders; or (ii) 120 days prior to the anniversary date of the mailing of our proxy statement for the immediately preceding annual meeting of shareholders. Accordingly, the deadline for notification of shareholder proposals for the 2019 Annual Meeting is November 30, 2018. Any such shareholder notification must comply with the requirements set forth in our Bylaws and must be submitted in writing to the Corporate Secretary, Entercom Communications Corp., 401 E. City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.

Inclusion in Proxy Statement. In order for a shareholder proposal to be considered for inclusion in our proxy statement, such shareholder proposals must satisfy the requirements of Rule 14a-8 of the Exchange Act as well as those set forth in our Bylaws. In accordance with Rule 14a-8, any such shareholder proposal must be received at our executive office (Entercom Communications Corp., 401 E. City Avenue, Suite 809, Bala Cynwyd, Pennsylvania, 19004) not less than 120 calendar days before the date of our proxy statement released to shareholders in connection with the previous year’s annual meeting. Accordingly, the deadline for notification of shareholder proposals for inclusion in our proxy statement for the 2019 Annual Meeting is November 30, 2018.

OTHER PROPOSALS

We do not know of any other matters to be presented at the annual meeting other than those discussed in this proxy statement. If however, other matters are properly brought before the annual meeting, your proxies will be able to vote those matters at their discretion.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and Directors, and persons who own more than ten percent of a registered class of our equity securities (“Reporting Persons”), to file reports of beneficial ownership (Forms 3, 4 and 5) of our equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on our review of Forms 3, 4 and 5 and amendments thereto furnished to us, we believe the Reporting Persons of Entercom were in compliance with these requirements for 2017.

CORPORATE GOVERNANCE

We have an ongoing commitment to good governance and business practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes and procedures in light of such developments. We comply with the rules and regulations promulgated by the Securities and Exchange Commission and the New York Stock Exchange, and implement other corporate governance practices that we believe are in the best interest of us and our shareholders.

• Code of Business Conduct and Ethics. We have adopted a Code of Business Conduct and Ethics that applies to each of our employees including our Principal Executive Officer and senior members of our finance department. Our Code of Business Conduct and Ethics is posted on the “Investors” sub-page of our website located at www.entercom.com/investors (Select “Governance”).

• Board Committee Charters. Each of our Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee has a committee charter as required by the rules of the New York Stock Exchange. These committee charters are posted on the “Investors” sub-page of our website located at www.entercom.com/investors (Select “Governance”).

• Corporate Governance Guidelines. Our Board of Directors has established certain Corporate Governance Guidelines as required by the rules of the New York Stock Exchange. These guidelines are posted on the “Investors” sub-page of our website located at www.entercom.com/investors (Select “Governance”).

• Policies and Procedures for Complaints Regarding Accounting, Internal Accounting Controls, Fraud or Auditing Matters. We have established certain policies and procedures through which employees may report concerns regarding accounting, internal accounting controls, fraud or auditing matters. A copy of our policy is posted on the “Investors” sub-page of our website located at www.entercom.com/investors (Select “Governance”).

ANNUAL REPORT

We are making available a copy of our 2017 Annual Report together with this proxy statement to shareholders of record on the annual meeting record date.

HOUSEHOLDING

Brokers, banks and other nominees may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement or Annual Report may have been sent to multiple stockholders in your household. Any shareholder who desires a separate copy, without charge, of either document may address a request to the Corporate Secretary, Entercom Communications Corp., 401 E. City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.

By Order of the Board of Directors,

Andrew P. Sutor, IV Secretary

Bala Cynwyd, Pennsylvania

March 29, 2018

ANNUAL MEETING OF SHAREHOLDERS OF

ENTERCOM COMMUNICATIONS CORP.

May 16, 2018

CLASS A COMMON STOCK

GO GREEN

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL

MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2018. THE PROXY STATEMENT AND

ANNUAL REPORT ARE AVAILABLE AT www.entercom.com/investors. SELECT “PROXY MATERIAL.”

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A “FOR” VOTE WITH RESPECT TO PROPOSALS 1, 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. & 2. Election of one Class A and one Other Director, each in Board Class I, and each with a three year term expiring at the 2021 Annual Meeting or until each such Director’s successor is duly elected and qualified.					3.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		NOMINEES:			4.	To transact such other business as may properly come before the Annual Meeting and/or any adjournments thereof.
☐	FOR ALL NOMINEES	David Levy Stefan M. Selig	(Class A) (Other)		The undersigned acknowledges access to the Notice of Annual Meeting of Shareholders and Proxy Statement in which Proposals 1 -3 are fully explained.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. If you provide a proxy without indicating how you wish to vote, all of your shares will be voted at the discretion of your proxies on any matter that may be properly brought before the Annual Meeting, except to the extent such discretionary voting is not permitted by any applicable rules or regulations. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:					PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

◾	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	◾

PROXY	ENTERCOM COMMUNICATIONS CORP.	PROXY

PROXY FOR CLASS A COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

WEDNESDAY, MAY 16, 2018 AT 8:30 AM

The undersigned holder of Class A Common Stock, par value $0.01, of Entercom Communications Corp. (the “Company”) hereby appoints Richard J. Schmaeling and Andrew P. Sutor, IV, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this proxy all Class A Common Stock of the Company that the undersigned shareholder would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 16, 2018 at 8:30 a.m. local time, at The Hotel Sofitel, 120 S. 17th Street, Philadelphia, PA 19103, and at any adjournments or postponements of the Annual Meeting. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

(Continued and to be signed on the reverse side.)

PROXY	PROXY

ENTERCOM COMMUNICATIONS CORP.

PROXY FOR CLASS B COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

WEDNESDAY, MAY 16, 2018 AT 8:30 AM

The undersigned holder of Class B Common Stock, par value $0.01, of Entercom Communications Corp. (the “Company”) hereby appoints Richard J. Schmaeling and Andrew P. Sutor, IV, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this proxy all Class B Common Stock of the Company that the undersigned shareholder would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 16, 2018 at 8:30 a.m. local time, at Hotel Sofitel Philadelphia, 120 S. 17th Street, Philadelphia, PA 19103, and at any adjournments or postponements of the Annual Meeting. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING SHAREHOLDERS OF

ENTERCOM COMMUNICATIONS CORP.

May 16, 2018

CLASS B COMMON STOCK

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON

MAY 16, 2018. THE PROXY STATEMENT AND ANNUAL REPORT

ARE AVAILABLE AT www.entercom.com/investors.

SELECT “PROXY MATERIAL.”

Please sign, date and mail

your proxy card in the

envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A “FOR” VOTE WITH RESPECT TO PROPOSALS 2 AND 3.

1. & 2. Election of one Director in Board Class I, with a three year term expiring at the 2021 Annual Meeting or until each such Director’s successor is duly elected and qualified.

[ ] FOR NOMINEE	[ ] WITHHOLD

Other Director:	[ ] Stefan M Selig

3.	To ratify the Selection of the Company’s independent registered public accounting firm for the year ending December 31, 2018.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4.	To transact such other business as may properly come before the Annual Meeting and/or any adjournments thereof.

The undersigned acknowledges access to the Notice of Annual Meeting of Shareholders and Proxy Statement in which Proposals 2 - 3 are fully explained.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. If you provide a proxy without indicating how you wish to vote, all of your shares will be voted at the discretion of your proxies on any matter that may be properly brought before the Annual Meeting, except to the extent such discretionary voting is not permitted by any applicable rules or regulations. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

Signature of Shareholder	Date	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above.    [  ]

Please note that changes to the registered name(s) on the account may not be submitted via this method.